U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2012

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 North Curry Street Carson City, Nevada 89703 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward looking statements regarding SurePure Inc. and its subsidiaries and two variable interest entities, which are considered to be subsidiaries (the “Company”). This Report includes statements regarding our plans, goals, strategies, intentions, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.  These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc.  Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute forward-looking statements.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.  The “Risk Factors” section of this Report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” as well as the following:

•	the availability of equity or debt financing and access to capital with respect to the Company and the period of time for which the proceeds from a recent private financing will enable us to fund our operations and other costs and expenses; and
•	the rate at which the Company’s proprietary technology is commercialized and generates significant revenues.

In addition to the risks identified under the heading “Risk Factors” and above, many important factors affect the Company’s ability to achieve our plans and objectives and to successfully develop and commercialize our technology and the products that utilize it, including, among other things the ability:

•	to obtain additional funds to operate the business and pay other expenses as well;
•	to enforce our patents against infringers;
•	to demonstrate the safety and effectiveness of our technology in the purification of liquids;
•	to meet applicable regulatory standards and receive required regulatory approvals;
•	to manufacture and distribute Turbulator systems in commercial quantities at reasonable costs; and
•	to compete successfully against other products and to market products in a profitable manner.

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Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this Report will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, the Company does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

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Explanatory Note

We are filing this Amendment No. 2 on Form 8-K/A to amend and restate our Form 8-K, originally filed with the Securities and Exchange Commission on December 12, 2012, as amended by our Form 8-K/A filed on December 21, 2012 (the “Original Filing”). The Original Filing was filed to report a series of transactions consummated by us that relate to the issue of shares of SurePure, Inc. in exchange for 100% the shares of SurePure Investment Holding AG, a privately-owned Swiss corporation (“SPI”), and certain related actions taken by us. This Amendment No. 2 updates and supplements the information that was included in the Original Filing.

 This Amendment No. 2 responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 4.01	Change in Registrant’s Certifying Accountants.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.

Certain Terms Used in this Report

As used in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “SurePure U.S.” refer to SurePure, Inc. when referring to a time prior to the closing of the Share Exchange referred to in this Report, and, unless the context otherwise specifies, refer to SurePure, Inc. and its subsidiaries, including SPI, when referring to a time following the closing of the Share Exchange, including the date as of which this Report is being filed. SurePure, Inc. is the company filing this Current Report.

The following names refer to the following entities, each of which has become a subsidiary of SurePure, Inc. as of a result of the Share Exchange.

“SPI”	means SurePure Investment Holding AG, a Swiss corporation that serves as the holding company and contains our international administrative and financial functions

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“SPO”	means SurePure Operations AG, a Swiss corporation that is our principal operating business and holds all of our patents other than the patent issued in South Africa
“SPP”	means SurePure Participations AG, a Swiss corporation, a company formed by XOptics to hold certain shares of SPI
“SPHSA”	means SurePure Holdings South Africa (Pty) Ltd., a South African private company that serves as the holding company for SPMSA and owns the patent issued in South Africa
“SPMSA”	means SurePure Marketing South Africa (Pty) Ltd., a South African private company that commercializes our technology in South Africa and contains the administrative and financial functions of our business in South Africa
“SPLAM”	means SurePure Latin America, a Brazilian private company that commercializes our technology in Latin America

SPO and SPLAM are subsidiaries of SPI and, after the Share Exchange described below, subsidiaries of SurePure, Inc. as well. SPHSA and SPMSA are variable interest entities and are not subsidiaries of SPI.

In addition, “XOptics” means XOptics (PTC), Ltd., a private company formed under the laws of the British Virgin Islands.

All references in this Report to “$” shall be to U.S. Dollars. All references in this Report to “CHF” shall be to Swiss Francs. All references in this Report to “ZAR” shall be to South African Rands.

In addition, “Commission” means the U.S. Securities and Exchange Commission; “Securities Act” means the U.S. Securities Act of 1933, as amended; and “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

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Item 1.01.	Entry into a Material Definitive Agreement

Amended and Restated Share Exchange Agreement

On December 12, 2012, we entered into an Amended and Restated Share Exchange Agreement (the “Amended and Restated Share Exchange Agreement”) with all of the shareholders of SPI, including XOptics, that provided for the exchange of all shares of capital stock of SPI, par value CHF 0.01, for shares of our common stock, par value $.001 per share (our “Common Stock”), and for shares of our Nonvoting Convertible Preferred Stock, par value $.01 per share (the “Nonvoting Convertible Preferred Stock”), each share of which will be convertible, subject to certain terms and conditions, into one share of our Common Stock. In addition to the shares of SPI that XOptics held directly at the time it entered into the Amended and Restated Share Exchange Agreement, XOptics also held certain shares of SPI indirectly through SPP. The ratios fixed for the exchange was one share of our Common Stock for each common share of SPI held by the shareholders of SPI other than XOptics and SPP and, in the case of XOptics, one share of our Nonvoting Convertible Preferred Stock for each common share of SPI owned by XOptics or by SPP. The transactions contemplated by the Amended and Restated Share Exchange Agreement are referred to in this Report as the “Share Exchange.” The rights and limitations of our Nonvoting Convertible Preferred Stock are described more fully below in this Item 1.01 under "Shares of Our Nonvoting Convertible Preferred Stock."

Our directors and a majority of our shareholders, acting by written consent, have approved an amendment to our Articles of Incorporation which, when filed with the Secretary of State of Nevada, will increase the number of authorized shares of our Preferred Stock, and our directors have approved the Certificate of Designation setting forth the voting rights, designations, preferences, limitations, restrictions and relative rights of our Nonvoting Convertible Preferred Stock. We intend not to file the amendment to our Articles of Incorporation or the Certificate of Designation, or to issue the shares of our Nonvoting Convertible Preferred Stock under the Amended and Restated Share Exchange Agreement, until a date which is 20 days after the date on which we have mailed to our shareholders of record as of November 30, 2012 an information statement that describes the action taken by a majority of our shareholders, acting by written consent, with respect to the increase in authorized preferred shares.

The Amended and Restated Exchange Agreement amended and restated the Share Exchange Agreement (the “Original Share Exchange Agreement”), dated October 28, 2011, which we had entered into with the shareholders of SPI at that time. The Original Share Exchange Agreement was entered into to replace the Agreement and Plan of Merger that we had entered into with SPI on July 8, 2011, and which the parties thereafter terminated and replaced due to unanticipated regulatory and tax complications that made a merger transaction between them impractical. The Amended and Restated Share Exchange Agreement contained customary representations, warranties and conditions to closing.

The Amended and Restated Share Exchange Agreement required that, as a condition to closing, we first have redeemed and then canceled 23,180,000 outstanding shares of our common stock held by Ratree Yabamrung and Kotchaporn Bousing, two of our officers, directors and shareholders prior to the Share Exchange. By its approval of the Amended and Restated Share Exchange Agreement, our board of directors authorized and directed us to redeem Ms. Yabamrung’s shares by assigning to her all of our assets and liabilities immediately prior to the closing. Ms. Bousing tendered all of her shares to us for no consideration, and we then took the initial steps to cancel all of the shares owned by each Ms. Bousing and Ms. Yambamrung. The principal effect of the cancellations of these shares is that the existing shareholders of SPI acquired greater percentage ownership interests in SurePure US and may have acquired more influence or control and greater ability to delay, defer or prevent any potential changes in control of SurePure US. With a smaller number of issued and outstanding shares of SurePure US, however, it may be more difficult for a public market for our Common Stock to develop and, if it does not develop, investors may not be able to resell their shares of Common Stock and may lose all of their investment. Further, a smaller public float may cause our stock price to be very volatile and fluctuate widely.

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In order to comply with the regulations of the Commission that provide for exemption from the registration requirements of the Securities Act, in the Amended and Restated Share Exchange Agreement the shareholders of SPI represented to us, among other matters, that:

•	the shareholders understood that the shares of our Common Stock that we have issued are being issued in reliance on an exemption from registration contained in Regulation S;

•	no shareholder of SPI had engaged in any “directed selling efforts”, as defined in Regulation S;

•	no shareholder of SPI is part of a plan or scheme to evade the registration requirements of the Securities Act;

•	no shareholder of SPI is a “US Person", and each shareholder will be the sole beneficial owner of the stock acquired under the Amended and Restated Share Exchange Agreement;

•	each shareholder of SPI is outside of the United States at the time of the Share Exchange; and

•	the acquired shares cannot be sold unless in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

Although reliance on these representations do not guarantee compliance with Regulation S, SPI’s management had dealt with its shareholders for, in most cases, over 4 years during which time it became familiar with the shareholders’ identities and locations. SPI’ s management was also able to institute steps that allow it to track any transfers of its shares to insure that none became owned by a U.S. Person. Accordingly, our management believes that the exemption provided by Regulation S is available with respect to the shares of our Common Stock that were issued as part of the Share Exchange.

The foregoing summary description of the terms of the Amended and Restated Share Exchange Agreement may not contain all information required for a complete understanding of the transaction and the Amended and Restated Share Exchange Agreement. For further information regarding specific terms and conditions of the Amended and Restated Share Exchange Agreement, reference is made to such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated into this Report by this reference.

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Shares of Our Nonvoting Convertible Preferred Stock

On December 12, 2012, subject to the expiration of the 20-day period following our mailing of an information statement to our shareholders of record as of November 30, 2012, we designated 31,155,282 of the authorized shares of our preferred stock as Nonvoting Convertible Preferred Stock. Under the terms of the Certificate of Designation (the “Certificate”) that we will file with the Secretary of State of Nevada upon the expiration of the 20-day period, the shares of our Nonvoting Convertible Preferred Stock will be convertible into shares of our Common Stock at the ratio of one share of Common Stock for each share of our Nonvoting Convertible Preferred Stock, subject to certain important limitations and restrictions. First, neither XOptics nor any other holder may convert any shares of our Nonvoting Convertible Preferred Stock if, after giving effect to the conversion, the holder and its affiliates would, in the aggregate, own beneficially or exercise control over that number of shares of our Common Stock which is 4.99% or greater of our total Common Stock on the date of conversion, immediately after giving effect to the conversion (this limitation is referred to as the "Beneficial Ownership Limitation"). Notwithstanding this restriction, however, whenever XOptics or any other holder of our Nonvoting Convertible Preferred Stock provides us with at least 61 days’ prior written notice stating that the holder elects to waive the Beneficial Ownership Limitation, the Beneficial Ownership Limitation terminates as of the end of the 61st day referenced in the notice. The Beneficial Ownership Limitation also automatically terminates three business days prior to any change of control of the Company. In this context, the term “change in control” of the Company means any acquisition by a third party (excluding any affiliate of the Company) of 50% or more of the issued and outstanding voting securities of the Company by merger, consolidation or purchase of shares or of all or substantially all of the Company’s assets. Second, the Certificate provides for proportionate adjustments to the conversion ratio whenever we may declare a stock dividend, effect a stock split or reverse stock split or otherwise combine shares of our Common Stock so that upon conversion XOptics or any other holder of shares of our Nonvoting Convertible Preferred Stock will receive the same relative proportion of shares of our Common Stock. We have agreed to reserve and keep available out of the authorized but unissued shares of our Common Stock that number of shares as is sufficient to effect the conversion of all unconverted shares of our Nonvoting Convertible Preferred Stock into Common Stock. If at any time the number of shares is not sufficient to effect such conversion, then we are obligated to take such corporate actions as may be necessary to increase our authorized but unissued shares to that number which will be sufficient, including obtaining shareholder approval to amend our Articles of Incorporation.

When issued, the shares of our Nonvoting Convertible Preferred Stock will have the following rights and limitations:

•	the holders of the shares may not vote on any matters, except to approve (i) the authorization, creation and issue of any shares of any other class or series of which would create a dividend or liquidation preference senior to the shares of our Nonvoting Convertible Preferred Stock or (ii) any action to amend or repeal any provision of our Articles of Incorporation or bylaws that adversely affects the rights or privileges of the shares of our Nonvoting Convertible Preferred Stock, and the consent or affirmative vote of the holders of at least 80% of the shares of our Nonvoting Convertible Preferred Stock is required in both cases;
•	the shares of our Nonvoting Convertible Preferred Stock do not have any preference or priority on the liquidation, dissolution or winding up of the Company; and
•	the holders of the shares of our Nonvoting Convertible Preferred Stock do not have any preference or priority as to any cash dividends or distributions, but are entitled to receive dividends and distributions pro rata with holders of our Common Stock on an “as converted” basis.

The issued shares of our Nonvoting Convertible Preferred Stock automatically convert, at the applicable conversion ratio, into shares of our Common Stock upon the assignment, sale or other transfer of shares to any person other than an affiliate of the holder of the seller. Any assignee, purchaser or other transferee may surrender certificates representing the assigned shares to us and will receive shares of our Common Stock in return. If an assignee wishes to continue to hold the assigned shares as Nonvoting Convertible Preferred Stock, we will comply with its request in that regard.

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The terms of our Nonvoting Convertible Preferred Stock also provide that no holder of shares of our Nonvoting Convertible Preferred Stock which, on a fully converted basis, when combined with shares of our Common Stock, would constitute the holder of the preferred shares as the beneficial holder of more than 4.99% of shares of our Common Stock may enter into any transaction with us or with any of our subsidiaries without the prior approval of a majority of our independent directors of SurePure US or, if we have no independent directors, the prior approval of a majority of the shares of our Common Stock not owned by the beneficial holder in question and its affiliates.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Share Exchange

The transactions contemplated by the Amended and Restated Share Exchange Agreement (collectively, the “Share Exchange”) were closed on December 12, 2012. Subsequent to the closing of the Share Exchange, we will take those steps that are necessary for our share certificates to be available for exchange with the shareholders of SPI against delivery of their shares. Additionally, not less than 20 days after the mailing of an information statement to our shareholders of record as of November 30, 2012, we expect to file with the Secretary of State of Nevada both the amendment to our Certificate of Incorporation to authorize additional shares of our Preferred Stock and the Certificate of Designation for the Nonvoting Convertible Preferred Stock.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Report by reference into this Item 2.01.

As a result of the closing of the Share Exchange, (i) we terminated our existing business and our principal business became the business of SPI, SPO, SPHSA, SPMSA and SPLAM which is more fully described below; (ii) SPI, SPO, and SPLAM became our wholly-owned operating subsidiaries; (iii) SPP also became our subsidiary; and (iv) SPHSA and SPMSA became variable interest entities that are related to us.

We believe that, immediately prior to the date of the closing of the Share Exchange, XOptics owned 673,770 shares of our Common Stock and that other shareholders of SPI may have owned approximately 6,500,000 shares of our Common Stock, in addition to the 249,033 shares of our Common Stock owned by officers and directors of SPI. Other than this common ownership of shares, there were no material relationships between SurePure US and SPI, or between SurePure US and any of the affiliates, directors, or officers, or any associates of its respective officers or directors, of SPI, other than in respect of the Amended and Restated Share Exchange Agreement.

In connection with the Share Exchange and pursuant to the terms of the Amended and Restated Share Exchange Agreement:

•	we cancelled 23,180,000 outstanding shares of our Common Stock;

•	we issued 14,035,184 shares of our Common Stock to the former shareholders of SPI (meaning the 36 shareholders of SPI as of the Share Exchange other than XOptics and SPP), including both:

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▪	the institutional investor that acquired shares of SPI under the subscription agreement referred to below under "Subscription Agreement for Shares" during the third and fourth quarters of 2012, and

▪	the investment manager that invested $100,000 in SPI during November 2012 under the subscription agreement referred to below under "Additional Subscription Agreement for Shares,"

such that these former shareholders of SPI own as of the Share Exchange the percentage amounts of our Common Stock shown in the table below in the row captioned “Unaffiliated holders of common shares of SPI”;

•	we became obligated to issue 22,765,447 shares of our Nonvoting Convertible Preferred Stock in exchange for all of the then issued and outstanding common shares of SPI that were held by XOptics, such that XOptics will own 100% of our issued and outstanding Nonvoting Convertible Preferred Stock and the percentage amounts of our Common Stock, both as shown in the table below in the row captioned “Owned by XOptics”;

•	if and when the pending acquisition of SPHSA is completed, we are obligated to issue 1,474,976 additional shares of our Common Stock in exchange for the shares of SPHSA that are owned by shareholders of SPHSA other than XOptics;

•	if and when the pending acquisition of SPHSA is completed, we are obligated to issue 8,389,835 additional shares of our Nonvoting Convertible Preferred Stock in exchange for the shares of SPI that will become owned by XOptics following the pending acquisition of SPHSA, such that XOptics will continue to own 100% of our issued and outstanding Nonvoting Convertible Preferred Stock and the percentage amounts of our Common Stock, both as shown in the table below in the row captioned “Owned by XOptics”;

•	we became obligated to sell to the investment manager referred to below under “Additional Subscription Agreement for Shares,” and to other purchasers who may purchase under that additional subscription agreement, 2,900,000 shares of our Common Stock, which shares, if and when purchased, will comprise the percentage amounts of our Common Stock shown in the table below in the row captioned “Remaining to be Acquired by Additional Investor”; and

•	Our existing shareholders continue to hold 9,272,000 shares and the percentage amounts of our Common Stock shown in the table below in the row captioned “Owned by SurePure US holders prior to Share Exchange”.

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	SHARES OF OUR COMMON STOCK
	Issued and Outstanding		Post-Conversion		Fully Diluted
		Percent of		Percent of		Percent of
	Shares	Class (5)	Shares	Class (6)	Shares	Class (7)
Former holders of
common shares of SPI (1)	14,035,184	60.22%	14,035,184	30.46%	15,510,160	26.36%
Owned by XOptics (2)			22,765,447	49.41%	31,155,282	52.95%
Remaining to be acquired by Additional Investor (3)					2,900,000	4.93%
Owned by SurePure US holders
prior to Share Exchange (4)	9,272,000	39.78%	9,272,000	20.12%	9,272,000	15.76%
Total	23,307,184	100.00%	46,072,631	100.00%	58,837,442	100.00%

(1)	Includes shares of SurePure US Common Stock issued as part of the Share Exchange in exchange for: (a) 3,094,737 SPI common shares purchased by an institutional investor from both SPI and XOptics between July and November of 2012, (b) 100,000 SPI common shares purchased by an investment manager in November 2012 and (c) as shown under the caption “Fully Diluted,” if and when the pending acquisition of SPHSA is completed, 1,474,976 additional shares of our Common Stock issued in exchange for the shares of SPHSA that are owned by shareholders of SPHSA other than XOptics or its predecessor shareholder of SPHSA.

(2)	Represents shares of SurePure US Common Stock to be issued at the current conversion rate upon full conversion of the shares of SurePure US Nonvoting Convertible Preferred Stock to be issued to XOptics as part of the Share Exchange for (a) shares held by XOptics (including shares to be issued as a result of the offer under the Acquisition Agreement, assuming that all conditions to the completion of SPI’s offer to purchase shares of SPHSA are satisfied and that the pending acquisition of SPHSA is completed) and (b) shares of SPI owned directly by SPP; excluding shares of SurePure US Common Stock held by XOptics and referred to in note (4) below. The voting rights, designations, preferences, limitations, restrictions and relative rights of our Nonvoting Convertible Preferred Stock are described above under "Shares of our Nonvoting Convertible Preferred Stock.” The shares will not be issued until we have amended our Articles of Incorporation to increase the number of authorized shares of preferred stock, which will occur 20 days after we have mailed to our shareholders of record as of November 30, 2012 an information statement that describes the action taken by our majority shareholder by written consent to approve the increase of our authorized shares.

(3)	Represents shares of SurePure US Common Stock to be issued by us upon purchases under the terms of the Additional Subscription Agreement referred to below under “Additional Subscription Agreement for Shares”.

(4)	Includes 673,770 shares of SurePure US Common Stock owned by XOptics and 249,033 shares of SurePure US Common Stock held by officers and directors of SPI immediately prior to the Share Exchange.

(5)	Prior to giving effect to the conversion of any shares of SurePure US Nonvoting Convertible Preferred Stock.

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(6)	After giving effect to the full conversion of shares of SurePure US Nonvoting Convertible Preferred Stock, but prior to giving effect to (i) the issuance of any additional shares of SurePure US Common Stock the investment manager and to other purchasers under the Additional Subscription Agreement referred to below under “Additional Subscription Agreement for Shares” or (ii) the issuance of any shares to the former shareholders of SPHSA who will become shareholders of SPI as a result of the completion of the pending acquisition of SPHSA, should the acquisition be completed.

(7)	After giving effect to (a) the full conversion of shares of our Nonvoting Convertible Preferred Stock, including 8,389,835 additional shares of our Nonvoting Convertible Preferred Stock that are expected to be issued to XOptics upon the completion of the pending acquisition of SPHSA; (b) the acquisition of 2,900,000 additional shares by the investment manager and other purchasers under the Additional Subscription Agreement referred to below under “Additional Subscription Agreement for Shares”; and (c) if and when the pending acquisition of SPHSA is completed, 1,474,976 additional shares of our Common Stock issued in exchange for the shares of SPHSA that are owned by shareholders of SPHSA other than XOptics or its predecessor shareholder of SPHSA

The Amended and Restated Share Exchange Agreement, the subscription agreements referred to above and the 2012 Stock Plan are filed as exhibits to this Report and are incorporated herein by reference. The descriptions of these documents and the transactions contemplated thereby contained in this section do not purport to be complete and are qualified in their entirety by reference to the text of such documents.

Change in Management

In connection with the Share Exchange, the Company’s board of directors will be reconstituted by the resignation of Ratree Yabamrung and Kotchaporn Bousing from their roles as directors of the Company and the appointment of Stephen Robinson, Nigel Brunette, Guy Kebble, and as directors (of whom only Mr. Robinson had been a director of SPI immediately prior to the Share Exchange).  The resignation of Ms. Bousing and the appointment of Mr. Robinson occurred at the time of the Share Exchange. The Company’s executive management team was also reconstituted at the time of the Share Exchange with the resignation of Ratree Yabamrung as the Company’s president and treasurer and the appointment of Guy Kebble as the Company’s President and Chief Executive Officer, Stephen Robinson as the Company’s Chief Financial Officer and Chief Accounting Officer and Stephen Miller as the Company’s Vice President-Sales and Marketing. See “Directors and Executive Officers” in Item 2.01.

Change of Control

As disclosed above under “The Share Exchange,” after the closing of, and giving effect to, the Share Exchange and the cancellation of outstanding shares by SurePure US that occurred in conjunction with the Share Exchange, approximately 60.22% of our issued and outstanding Common Stock is held by the persons that beneficially held issued and outstanding shares of SPI immediately before the Share Exchange (including the former shareholders of SPHSA), while approximately 39.78% of our issued and outstanding Common Stock is held by the persons that held shares of SurePure US immediately prior to the Share Exchange (including XOptics to the extent that it held shares of SurePure US immediately prior to the Share Exchange).   Accordingly, the Share Exchange represents a change of control of SurePure US.

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Accounting Treatment

For accounting purposes, the Share Exchange is being accounted for as a reverse acquisition, with SPI as the accounting acquiror (legal acquiree) and the Company as the accounting acquiree (legal acquiror). Consequently, the historical financial information of SPI, its subsidiaries and its variable interest entities will become the historical financial information of the Company.

Tax Treatment

It is intended that the Share Exchange will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.  It is not expected that the Share Exchange will result in any federal income tax consequences to the Company’s shareholders.

As required by IRS Circular 230, we inform you the foregoing was not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer, but is merely intended as a general guide to the intended tax consequences of the Share Exchange.

Line of Business; Fiscal Year

As a result of the Share Exchange, SPI will continue its historical business as a wholly-owned subsidiary of the Company.

The Company furthermore intends to keep its fiscal year, which ends December 31 and which also is the fiscal year of SPI. We are currently a development stage company. The Company’s executive offices will be located at 405 Lexington Avenue, 25th/26th Floor, New York, NY 10174, and its telephone number is (917) 368-8480.

Smaller Reporting Company

Following the Share Exchange, the Company will continue to be a “smaller reporting company,” as defined in Regulation S-K under the Exchange Act.

Quotations of Share Prices

Prior to the closing of the Share Exchange, shares of the Company’s Common Stock were quoted on the Over-the-Counter Bulletin Board® electronic trading system (“OTCBB”). Following the Share Exchange the Company expects that its shares will continue to be quoted on the OTCBB system and may also seek to have its shares quoted on the OTCQB market operated by OTC Markets Group, Inc. (the “OTCQB”).  The Company cannot, however, provide any assurances that its shares will qualify for quotation on the OTCBB, the OTCQB or any other electronic trading market, if ever, or, if they do, that there will be any active trading market for such shares. See “Risk Factors -- Risks Related to our Securities -- We cannot assume you that an active market in shares of our Common Stock can be sustained” below in this Item 2.01 of this Report.

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Recent Financings and Acquisition Transactions

During the second half of 2012, SPI entered into certain transactions which are related to the shares that we issued in the Share Exchange.

Conversion of SPI Shareholder’s Loan

In order to satisfy a condition to the investment by the investor referred to below under "Subscription Agreement for Shares of SPI," SPI convened an annual general meeting on July 18, 2012. All of the shareholders of SPI attended by proxy and at the meeting there was unanimous approval for an increase in the authorized share capital of SPI for the purpose of, among other matters, satisfying the proposed conversion of outstanding shareholder loans into common shares of SPI. The shareholders further authorized the board of directors to determine the issue price of the new shares to be issued. Based on this authorization from all of the shareholders, the board of directors of SPI resolved to issue 7,378,416 common shares to XOptics to convert the existing shareholder loans due to XOptics in the amount of $3,689,208 at the rate of $0.50 per share. The shareholder loans from XOptics to SPI resulted from a series of cash advances made by XOptics to SPI beginning in January 2011 to provide working capital for SPI’s operations. The funds that XOptics advanced to SPI were principally derived from the sale of SPI shares by XOptics in a series of private transactions, all of which occurred outside of the United States. For further information regarding the advances from XOptics to SPI, see “Transactions with Related Persons” under “Certain Relationships and Related Transactions” below in this Item 2.01 of this Report.

As part of the Share Exchange, XOptics agreed to exchange the common shares of SPI issued in the conversion of the shareholder loans, together with other common shares of SPI owned by it at the time, for shares of our Nonvoting Convertible Preferred Stock at the rate of one share of our Nonvoting Convertible Preferred Stock for each common share of SPI owned by it. For additional information relating to the rights and limitations of our Nonvoting Convertible Preferred Stock, see “Shares of Our Nonvoting Convertible Preferred Stock” under Item 1.01 above in this Report.

Subscription Agreement for Shares

On July 23, 2012 SPI entered into a subscription agreement (the "Subscription Agreement ") with an institutional investor located in Cape Town, South Africa under which the investor agreed, subject to the terms and conditions of the Subscription Agreement, to purchase 5,000,000 common shares of SPI from SPI and common 1,000,000 shares of SPI from XOptics in a series of six share installments, all at an issue price of $1.00 per share. The first two installments were for 500,000 shares each; the other four installments were for 1,000,000 shares each. The Subscription Agreement provided that not less than 75% of each installment shall be for the shares to be issued by SPI or by SurePure US, as SPI’s successor under the Subscription Agreement. Consequently not more than 25% of each installment may be for the purchase of shares from XOptics. Also, XOptics could not sell more than 1,000,000 of its shares to the investor under the Subscription Agreement.

Prior to the Share Exchange, the investor had purchased 3,094,737 of the 6,000,000 shares covered by the Subscription Agreement all at the price of $1.00 per share, as follows:

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Date of Purchase	Total Shares Purchased	Shares Purchased from SPI	Shares Purchased from XOptics
July 30, 2012	500,000	375,000	125,000
August 17, 2012	500,000	375,000	125,000
September 28, 2012	1,767,737	1,517,737	250,000
October 9, 2012	327,000	232,263	94,737
Total	3,094,737	2,500,000	594,737

As a result, 2,500,000 additional common shares of SPI were issued after June 30, 2012. In accordance with the terms and conditions of the Amended and Restated Share Exchange Agreement, shares of SPI that are owned by the investor, by persons on whose behalf the investor purchased shares from SPI or XOptics or by persons to whom the investor assigned its rights under the Subscription Agreement are to be exchanged for common shares of SurePure US on the basis of the Exchange Ratio. The investor and SPI agreed that the installments due on August 31, 2012 and September 30, 2012 could be paid together and SPI waived any penalty resulting from the investor’s late performance.

Under the terms of the Subscription Agreement, three installments of shares remained to be purchased on each of October 31, November 30 and December 31, 2012, all at the price of $1.00 per share. Of the 2,905,263 shares remaining to be purchased by the investor, 2,500,000 were to have been purchased from SPI and 405,263 were to have been purchased from XOptics.

The investor failed to purchase shares as agreed on October 31, 2012. Exercising its rights under the Subscription Agreement, SPI terminated the Subscription Agreement and all rights of the investor to purchase additional shares, including both the shares referenced in the table above as well as additional shares as to which SPI had granted the investor three purchase options, together with the investor’s right to appoint directors. The termination of the Subscription Agreement also applied to the obligation of the investor to purchase shares from XOptics. In November 2012, SPI entered into an additional subscription agreement with an investment manager, as described below under the caption “Additional Subscription Agreement for Shares.”

Pursuant to the terms and conditions of the Amended and Restated Share Exchange Agreement, we have assumed the obligations of SPI under the Subscription Agreement, as terminated. Accordingly, we have agreed that we will register for resale to the public all of the Common Shares that the investor and its permitted assignees have purchased by filing a registration statement under the Securities Act with the Commission within 120 days after the closing of the purchase of the shares. We also have agreed to use commercially reasonable efforts to cause the Commission to declare that registration statement effective reasonably promptly after its filing and to maintain the effectiveness of the registration statement that we have filed for a period of three years or until all of the shares so registered have been sold. The investor and its permitted assignees have agreed to cooperate fully with us to enable us to discharge our obligations to register Common Shares, to provide all needed information and to enter into such further agreements as may be required to have the registration statement declared effective by the Commission and thereafter maintained effective.

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The investor represented to SPI that it was a registered asset manager doing business in South Africa, has no offices or presence in the United States of America and none of the accounts that it manages are beneficially owned by citizens or residents of the United States of America.

The Subscription Agreement provided that for purposes of the Securities Act, the shares sold under the Subscription Agreement are restricted securities and may not be resold to any person who is a “U.S. Person” (as defined by the rules of the Commission) or by any means of commerce connected to the United States. Moreover, until one year and four days after the Share Exchange, the investor has agreed not to sell or transfer the shares without our prior written consent or in a transaction which has been notified to us and does not involve any U.S. Person or any means of commerce in the United States. Similarly, any shares which are not included in the registration statement which we are obligated to file may not be sold without our prior written consent or in a transaction of which the Company has been notified and does not involve any U.S. Person or any means of commerce in the United States.

In order to comply with the regulations of the Commission that provide for exemption from the registration requirements of the Securities Act, the investor named in the Subscription Agreement represented to us, among other matters, that:

•	the investor understood that the shares of our Common Stock that we have issued and that we will issue to the investor and its assignees are being issued in reliance on an exemption from registration contained in Regulation S;

•	no purchaser under the Subscription Agreement had engaged in any “directed selling efforts” as defined in Regulation S;

•	no purchaser of our shares under the Subscription Agreement is part of a plan or scheme to evade the registration requirements of the Securities Act;

•	no purchaser of our shares under the Subscription Agreement is a “US Person" and each purchaser will be the sole beneficial owner of the stock purchased under the Subscription Agreement;

•	each purchaser is outside of the United States at the time of the Share Exchange; and

•	the acquired shares cannot be sold unless in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

Reliance on these representations may not, however, guarantee compliance with Regulation S.

In addition, the investor agreed not to maintain any short position in our shares during the 12 months after issuance and not to engage in any hedging transactions with respect to our shares unless in compliance with law. The shares of our Common Stock issued under the Share Exchange Agreement to Trinity and its purchasers bear legends restricting their transferability until such shares have been sold as part of a registered public offering.

Pending Acquisition of SPHSA

On August 16, 2012 SPI entered into an agreement (the "Acquisition Agreement") with SPHSA providing for the acquisition of 100% of the outstanding shares of SPHSA from its shareholders. As noted below, we have assumed the executory obligations of SPI under the Acquisition Agreement, including the obligation to issue shares of our Common Stock upon the closing of the contemplated acquisition.

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Currently SPHSA is accounted for as a subsidiary of SPI under variable interest accounting rules. SPHSA owns the South African patent on the purification system sold by the Company, which is a counterpart of the patents owned by SPI. The shareholdings in SPHSA have remained largely unchanged since the formation of that company in 2005. Since October 2007, SPHSA has also provided various management services for SPI and SPO. In addition, our subsidiary SPO has loaned approximately $2,000,000 to SPHSA, all of which is due on demand. There have been and continue to be various intercompany transactions relating to the sale and purchase of goods and services between SPI and SPHSA. Accordingly, the boards of directors of both SPI and SPHSA believed it to be in the best interest of their respective companies to combine such that SPHSA would become an indirect wholly-owned subsidiary of SPI and SPO would convert its loans and advances to SPHSA into equity, thereby improving the financial condition of SPHSA.

Subject to the terms and conditions of the Acquisition Agreement, on August 21, 2012, SPI made its offer, which initially was irrevocable for a period of 20 business days after the date of the offer to purchase from each of the shareholders of SPHSA all of their shares of SPHSA at a closing to be held September 19, 2012, which was the 21st business day after the date of the offer. The shares of SPHSA subject to SPI’s offer to purchase included shares that reflected the value of shareholder loans outstanding at the time of the offer. On September 21, 2012, SPI extended the period during which its offer remained open until November 26, 2012 to permit the satisfaction of conditions to the closing of the offer. On November 30, 2012, SPI and SPHSA agreed to amend the Acquisition Agreement to provide that the offer would remain open until February 28, 2013, so as to permit the fulfillment of certain closing conditions. The purchase price for the shares of SPHSA under the Offer was ZAR 4,000 (approximately $500.00) per share of SPHSA. The Acquisition Agreement provides that SPI will settle the purchase price it is paying for the shares of SPHSA in shares of SPI in the ratios of (i) 1,000 common shares of SPI for each share of SPHSA and (ii) 1,000 common shares of SPI for each ZAR 4,000 in principal amount of loans owed by SPHSA to its shareholders.

For purposes of valuing the shares of SPHSA, the boards of both companies considered a number of factors, including the following:

•	the purchase price being paid by the institutional investor discussed above under “Subscription Agreement for Shares” for the common shares from SPI and common shares from XOptics was $1.00 per share. That investor, however, received certain additional rights along with the shares, including the right to nominate one or two board members and the right to purchase substantial amounts of additional shares at a purchase price possibly below market. Accordingly, the board concluded that the purchase price being paid by the investor represented a premium to the value at which SPI offered its shares to the shareholders and loanholders of SPHSA; and
•	those shareholders of SPHSA who were signatories to an August 2005 shareholders agreement held certain rights under that agreement. As a condition to the completion of SPI’s pending acquisition of SPHSA, those shareholders waived their rights. The acquisition of SPHSA effectively terminated these rights. Therefore, to compensate the shareholders of SPHSA for rights which they will waive as part of the transactions under the Acquisition Agreement, including certain minority protections, the directors believed that the shareholders of SPHSA were entitled to acquire shares of SPI at a favorable price, relative to the price paid by third parties.

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The average exchange rate of the ZAR to one US Dollar during the first seven months of 2012 was approximately 8:1.

As of the date of this Current Report, SPHSA had not yet received a final determination from the South African Reserve Bank as to whether the transaction could proceed.

Acting under the terms of the Amended and Restated Share Exchange Agreement, at the time of the Share Exchange SPI assigned its rights under the Acquisition Agreement to SurePure US, and SurePure US assumed the obligations of SPI to issue shares to the shareholders of SPHSA at such time, if any, that the pending acquisition of SPHSA is completed. As a result, we are bound by the terms and conditions of the Acquisition Agreement as the same relate to SPI.

Since we have assumed the Acquisition Agreement, at the time of the closing of the pending acquisition of their shares of SPHSA, the former shareholders of SPHSA will become entitled to receive shares of our Common Stock in place of the common shares of SPI that they would have received under the Amended and Restated Share Exchange Agreement had the acquisition closed prior to the Share Exchange. In this connection, the former SPHSA shareholders made the following representations, among others, to us with respect to the shares of our Common Stock that they have the right to acquire under the Share Exchange Agreement:

•	they understood that the shares of our Common Stock that we have issued and that we will issue to them are being issued in reliance on an exemption from registration contained in Regulation S;

•	their agreement to purchase of our shares is not part of a plan or scheme to evade the registration requirements of the Securities Act;

•	none of the shareholders is a “US Person" and each will be the sole beneficial owner of the stock to be purchased by it;

•	except as disclosed to us, they are outside of the United States at the time of the Share Exchange; and

•	the acquired shares cannot be sold unless in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

Consequently, we believe that none of the shareholders of SPHSA are residents of the United States or persons who would be considered to be “US Persons” under Regulation S promulgated by the SEC.

In addition, the shareholders agreed that they will not maintain any short position in our shares during the 12 months after issuance and not to engage in any hedging transactions with respect to our shares unless in compliance with law. The shares of our Common Stock that we will issue to the shareholders will bear legends restricting their transferability until they have been sold as part of a registered public offering.

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Additional Subscription Agreement for Shares

On November 26, 2012, SPI entered into a Subscription Agreement (the “Additional Subscription Agreement”) with RD Active Capital Limited, a United Kingdom-based investment manager (“RD Active”), in which RD Active agreed to purchase up to 300,000 new common shares over the period ending January 31, 2013 and under which RD Active has the right to purchase up to 2,700,000 new common shares from the Company during the period ending March 31, 2013 as long as RD Active has purchased the initial 300,000 common shares which it agreed to purchase. All common shares are to be purchased and sold at an issue price of US 1.00 per share. RD Active agreed to purchase the 300,000 new common shares on an installment basis, with 100,000 shares to be purchased on or before each of November 28, 2012, December 21, 2012 and January 31, 2013. As of November 30, RD Active had purchased the first 100,000 shares.

Under the terms of the Additional Subscription Agreement, RD Active may exercise the additional purchase right on its own behalf and then resell to certain other purchasers the shares that it has purchased, or, in the alternative, RD Active may place the additional shares directly with other purchasers. If RD Active intends to exercise its additional purchase right, it must send us a written notice providing certain information with respect to the purchaser that has offered to purchase the shares, together with a joinder agreement to the Additional Subscription Agreement. We have the right to object to a purchaser on the grounds that we do not believe that the purchaser is a suitable investor or that the information provided is incomplete. The purchaser then has the right to correct the deficiencies noted and, if the deficiencies are corrected, the purchase of shares will be completed.

The Additional Subscription Agreement provides that time is of the essence in connection with the performance of the purchase obligations. If RD Active fails to comply with its obligations to purchase any of the initial 300,000 shares, of which 200,000 shares remain to be purchased, we have the right to terminate and rescind the Additional Subscription Agreement.

At such time as RD Active and any other purchasers under the Additional Subscription Agreement have completed and paid for 3,000,000 shares under the Additional Subscription Agreement, RD Active and the other purchasers have the right to appoint an additional director to our board of directors.

Pursuant to the terms and conditions of the Amended and Restated Share Exchange Agreement, we have assumed the obligations of SPI under the Additional Subscription Agreement. Specifically, we have agreed that the following terms and conditions will govern the exchange of shares acquired by RD Active and its other purchasers: (i) we will not have any issued and outstanding securities other than our Common Stock and our Nonvoting Convertible Preferred Stock; (ii) our shares will continue to be quoted on the OTCBB or another comparable interdealer quotation system as long as we file all reports with the Commission that are required to be filed; and (iii) the remainder of the shares to be acquired under the Additional Subscription Agreement will be shares of our Common Stock and SPI will no longer have any obligations to issue its common shares.

As part of the Additional Subscription Agreement, we have agreed that we will use our best efforts to register for resale to the public all of the Common Shares that RD Active and any other purchasers under the Additional Subscription Agreement have purchased by filing a registration statement under the Securities Act with the Commission prior to January 11, 2013. We also have agreed to use commercially reasonable efforts to cause the Commission to declare that registration statement effective reasonably promptly after its filing and to maintain the effectiveness of the registration statement that we have filed for a period of three years or until all of the shares so registered have been sold. We also have agreed that, to the extent that RD Active and its other purchasers may purchase our shares after the date on which we have filed a registration statement with the Commission, we will use our best efforts to amend the registration statement as filed, consistent with the rules and regulations of the Commission, to include the additional shares that have been purchased. RD Active and the other purchasers have agreed to cooperate fully with us to enable us to discharge our obligations to register Common Shares, to provide all needed information and to enter into such further agreements as may be required to have the registration statement declared effective by the Commission and thereafter maintained effective.

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Each purchase of shares under the Additional Subscription Agreement is subject to the accuracy of certain representations and warranties made by the purchasers of the shares. Among the representations and warranties made, RD Active represented that it has no offices or presence in the United States of America and none of the accounts that it manages are beneficially owned by citizens or residents of the United States of America.

The Additional Subscription Agreement provides that for purposes of the Securities Act, the shares sold under the Additional Subscription Agreement are restricted securities and may not be resold to any person who is a “U.S. Person” (as defined by the rules of the Commission) or by any means of commerce connected to the United States. Moreover, until one year and four days after the Share Exchange, the investor has agreed not to sell or transfer the shares without our prior written consent or in a transaction which has been notified to us and does not involve any U.S. Person or any means of commerce in the United States. Similarly, any shares which are not included in the registration statement which we are obligated to file may not be sold without our prior written consent or in a transaction of which the Company has been notified and does not involve any U.S. Person or any means of commerce in the United States.

To comply with the regulations of the Commission that provide for exemption from the registration requirements of the Securities Act, in the Amended and Restated the Share Exchange Agreement, RD Active and each other purchaser who becomes a party to the Additional Subscription Agreement, represented to us, among other matters, that:

•	the purchaser understands that the shares of our Common Stock that we have issued to it and to the other purchasers under the Additional Subscription Agreement are being issued in reliance on an exemption from registration contained in Regulation S;

•	no purchaser has engaged in any “directed selling efforts” as defined in Regulation S;

•	their purchase of our shares is not part of a plan or scheme to evade the registration requirements of the Securities Act;

•	none of the purchasers is a “US Person" and each will be the sole beneficial owner of the stock purchased and to be purchased by them;

•	each purchaser is outside of the United States at the time of the Share Exchange; and

•	the acquired shares cannot be sold unless in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

Consequently, we believe that neither RD Active nor any other purchaser under the Additional Subscription Agreement are residents of the United States or persons who would be considered to be “US Persons” under Regulation S. Reliance on these representations may not, however, guarantee compliance with Regulation S.

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The shares of our Common Stock that we have issued and that we will issue to RD Active and the other purchasers under the Additional Subscription Agreement will bear legends restricting their transferability until such shares have been sold as part of a registered public offering.

Issuance of Common Stock in the Share Exchange

The issuance of our Common Stock and our Nonvoting Convertible Preferred Stock in the Share Exchange was exempt from registration under the Securities Act pursuant to Section 4(2), Regulation D and Regulation S. With respect to the exemption under Regulation S, each of the SPI shareholders represented that they were not “U.S. Persons” (as defined by Rule 901 under the Securities Act). To the extent that we believe that the exemptions under Section 4(2) and Regulation D also apply and provide exemption, we relied on the facts that the offer and sale of these securities was made solely to accredited investors and did not exceed the maximum purchaser limitation or violate the general solicitation rules. In addition, the shareholders represented that they have sufficient knowledge and experience to evaluate the investment in our shares and understand that the investment has a high degree of risk, were acquiring our shares with investment intent for the shareholder’s sole account and not with a view to resale or distribution, that they could bear the economic risk of full loss of the investment and that they might be required to bear the risk of their investment for an indefinite period of time.

The investors also received written disclosures that our shares had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed “restricted securities” for purposes of the Securities Act.

Additional Information Required Pursuant to Form 10

The Company was incorporated in Nevada on October 15, 2008 and attempted to develop a business by offering to provide social networking and brand loyalty marketing services. The shares of the Company that are outstanding are considered to be a “penny stock,” as defined in Rule 3a 51-1 under the Exchange Act.  We changed our name to SurePure US on August 10, 2011, after we became party to the initial merger agreement with SPI.

ITEM 1. BUSINESS OF SUREPURE

Overview

The Company designs, manufactures, markets, sells or licenses and maintains its proprietary Turbulator systems for innovative liquid photo-purification technology in the global marketplace (“SurePure Photopurification Technology” or our “Technology”). We have been engaged in these activities since 2005. Our Technology uses Ultraviolet (“UV”) light in the C band (“UVC”) to process, preserve and sustain the natural quality of food and beverage products, such as dairy products, fruit juice and concentrates, sugar syrup bases and alcoholic beverages. In addition to beverage products, our SurePure Photopurification Technology can also be used to reduce the microbial loads in liquids with industrial applications, such as diesel, bio-ethanol and ship bilge, as well as pharmaceutical applications such as eye preparations and saline drips.

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The use of UVC light energy with a specific wavelength to disinfect food surfaces, water and other beverages is well accepted. In 2001, the U.S. Food and Drug Administration (“FDA”) amended its regulations to permit the use of UVC light as a means of purification for water and fruit juices under certain conditions. There are multiple systems that effectively use UVC to purify or disinfect water and transparent liquids. Beverages and other liquids, such as milk and fruit juice, and water and other liquids used in industrial processes, are cloudy, opaque and contain suspended matter, and are often referred to as “turbid.” The ability to use UVC to purify turbid liquids requires technology that passes limited amounts of liquid at high flow rates very close to the UVC light source so that microbes and other pathogens in the liquid are exposed most directly and intensely to UVC waves.

It is our goal to secure approval for our Technology in 2013 and 2014 in those markets where approval is a precondition for the commercial implementation, such as with our current dairy and wine test clients, as well as to market and distribute our SurePure Photopurification Technology on a worldwide basis. After concluding research and successfully testing at various research institutions during the past several years, we are seeking approval from the FDA and EU Novel Food Clearance for use of the SurePure Photopurification Technology as an adjunct to and in certain cases as an alternative for, pasteurization in dairy applications and from the International Organisation of Vine and Wine for the purification of wine. We are simultaneously increasing the general awareness of our Technology through demonstrations at trade shows and exhibitions of our Technology to selected customers who are successfully running internal tests.

Based on research that we have sponsored, we believe that our SurePure Photopurification Technology improves beverage and liquid food quality and safety by safely disinfecting these products beyond existing technology, such as conventional pasteurization. Because our Technology does not require heat to be generated for purification to occur and therefore requires less energy to operate, we also believe that it enables processors of food, beverages and industrial liquids that use our Technology to reduce their operating expenditures. Our research also leads us to believe that our SurePure Photopurification Technology can be applied to virtually every consumable beverage, many industrial and processing liquids and any liquid pharmaceutical products that may suffer from microbiological contamination. Consequently, the markets that we serve can encompass all industries that manufacture or distribute consumable beverages, industries that use water or other liquids in industrial processes in the manufacturing or processing of foods and beverages and industries that produce liquids that must meet standards for high levels of purification.

Our Industry

Currently, conventional means for purifying dairy products, juices, wine, beer and other beverages are pasteurization and chemical. Pasteurization was developed in the nineteenth century and received widespread adoption in the late nineteenth and twentieth centuries. Pasteurization operates by heating milk or other liquid to a specific temperature level (generally, 73° C or 164° F, although the exact temperature will vary according to need) and holding the temperature constant for a specified period of time, during which period pathogen cells are ruptured as a result of the heat transferred by the liquid. As a result of the heating process, pasteurization transforms components of the liquid, including taste and other sensory attributes, and does not remove the ruptured microbes from the fluid. In order to create sufficient heat to raise the temperature of the liquid to meet pasteurization standards, large amounts of energy must be consumed and CO2 emissions are created.

Another principal means for purifying liquids has been the addition of certain chemicals, such as sulfites and other preservatives. The addition of these elements often affects the taste and consistency of the liquid or food to be treated. Published research concludes that the additives used to achieve purification or preservation may lead to unhealthy or otherwise undesirable side effects among certain consumers.

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Notwithstanding the general effectiveness of pasteurization and other means of purification, certain spore-forming bacteria, such as Bacillus, remain a serious concern in the food industry, since they can survive heat, chemicals, desiccation and radiation and can cause food poisoning and spoilage. Certain species of Bacillus, such as B. sporothermodurans, are heat resistant and can survive the process of pasteurization. We believe that the food and dairy industries are seeking alternative methods to render their products microbiologically safe for consumption against the widest possible range of microorganisms.

Our Technology

UVC occupies the light spectrum with wavelengths of 10 nanometers to 290 nanometers. UVC has been successfully used as a process for the disinfection of air, water and surfaces. In recent years, scientists have studied UVC irradiation technology as an alternative to heat (pasteurization) or chemically-based processes (preservatives) that currently are being used in the purification and/or sterilization or preservation of foods and liquids. Our Technology uses UVC waves to purify microbiologically sensitive turbid (cloudy or hazy fluids caused by individual particles (or suspended solids)) that are generally invisible to the naked eye by inactivating contaminating microorganisms, such as bacteria, yeasts, moulds and viruses in treated liquids. The UV wavelength most effective for killing microorganisms is between 254 and 260 nanometers. Based on this, our Technology employs UVC radiation at the germicidal wavelength of 254 nanometers of sufficient energy and duration to inactivate contaminating pathogens, including viruses. On the basis of research that we have sponsored, we believe that since our Technology transfers energy directly to microbial DNA, it also limits secondary effects on liquid proteins, enzymes and other components and concomitantly minimizes effects on nutritional, sensory and marketing attributes of the product being purified.

UVC light can penetrate the outer cell membranes of microorganisms, such as viruses, bacteria, mold and mildew. Exposure to UVC causes the DNA molecules of the microorganisms to become fused, or mutated. The mutations further result in the death or the organisms as their metabolic functions such as replication cannot be completed after the mutation results. In addition to being safe, our process is non-thermal, chemical-free, fast and replicable.

Our Product

We provide the core of our Technology, the Turbulator, to commercial clients for use in their plants. The Turbulator is a mechanical tube system within a double-walled stainless steel cylinder that creates turbulation in the fluid, moves the liquid to be purified in spiral flows over the source of the UVC at a specified distance from the source which maximizes the efficacy of the UVC waves, and ensures that all the liquid is exposed to the UVC source. Existing laminar flow systems, in which the liquid passes across a light source in sheets, do not allow for the sustained, controlled exposure that is necessary for effective purification, particularly for turbid liquids. The Turbulator system can be installed in parallel or series, resulting in a system that uses multiple lamps, with a modular approach enabling the treatment of a number of liquids requiring varying levels of exposure and flow rates. The proprietary design of the Turbulator is based on an internal lamp which is inserted into a quartz sleeve which in turn is placed inside a metal housing. Because of the proximity of the light source to the target liquid within the housing, there is a very high level of energy transfer to individual micro-organisms within the target liquid. The Turbulator system includes a data recording component which records quality assurance and other critical data relating to its operation.

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We have designed the Turbulator system to maximize the range of liquids that our Technology can purify. The color and turbidity of the liquid being treated plays a role as UVC can only penetrate roughly 1 mm into juice and even less so into milk. The efficacy of the UVC is therefore dependent on the properties of the liquids being treated, including the color, viscosity, absorbance and presence of suspended solids. The Turbulator has been designed so that the necessary adjustments can be made to optimize its effectiveness in relation to the properties of the liquids being treated. Moreover, because of the design of the Turbulator and its components, our system can treat liquids where the use of heat as a purifying agent would be detrimental to the product. The Turbulator also allows the processor to set the precise exposure of a treated liquid to the UVC source, so that the exposure can match the exact purification requirements of the liquid.

The principal benefit of our SurePure Photopurification Technology is that it purifies liquids by inactivating pathogens without the use of heat energy. Because of the proprietary characteristics of the Turbulator system that control the flow of liquid over the UVC source, the Technology has been effective on all pathogens for which we have performed tests, including those that we believe are resistant to heat. In addition, we believe that our product has other benefits as well:

~~•~~	Because our Turbulator systems do not rely on the generation of heat or other intense energy to perform purification, they consume substantially less power and therefore lead to less power-related expense, both in terms of power inputs and cooling needs;
~~•~~	Because our Turbulator systems require substantially less power than conventional means of heat-based purification, they substantially reduce the carbon footprint of the process;
•	Because the liquids that have been purified have not been subject to significant change in temperature, the quality of the end product remains intact;
•	For most liquids treated by our Technology, shelf life improves because we have inactivated the microbes and spores that result in spoilage;
•	Because our Turbulator systems are effective in destroying pathogens, the need to use preservatives in the liquid product that has been treated is substantially reduced;
•	Because our Turbulator systems effectively purify liquids used in industrial processes for washing and rinsing, among other purposes, those liquids can then be reused, which substantially reduces water consumption and the need to dispose of waste products; and
•	Because our Technology does not rely on heat, our Turbulator systems can possibly create new products in situations in which the application of heat has been a limiting factor in their purification.

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Approximately 400 Turbulator systems, including test systems have been installed since our inception in 2005 and are in operation in the following locations world-wide: USA, Europe, South America and South Africa. The installed systems are comprised of one to 40 separate Turbulators each. We continue to evaluate the performance of our Turbulator systems closely. As we gain customer feedback, we incorporate it into the design of new Turbulator installations.

In certain geographic markets and for applications to certain liquids, we have not obtained, or are not required to obtain, governmental approvals for the sale or distribution of our Technology. Accordingly, we or our distributors can market our Technology at the present time. In those markets and for those applications where governmental or similar approvals are required, our timelines for market entry are between one and three years. See “Regulation” below under this heading. We believe that we do not require further product development. Rather, our principal task is to fund research by credible and competent third parties that will generate the scientific data that underpin our requests for clearance and convincingly demonstrate what we believe to be the advantages of our Technology, as well as its efficacy. We believe that the aggregate cost of these reports will be approximately $250,000.

We do not, and do not expect in the near term, to manufacture Turbulator systems through a facility of our own. Rather, we rely on third-party manufacturers to build our Turbulator components to our specifications and for our final assembly. Our current manufacturers are located in South Africa. Our products are generally delivered to our customers at their particular industrial sites where our own personnel install and test the systems, and then provide training to the customers. The materials used to manufacture and assemble Turbulator systems are commodities and, at the current time, are not in short supply. If any of our suppliers are unable to provide components, there are sufficient backup sources for components that would permit us to maintain our pricing intact.

Our Competitive Strengths

Based on its proprietary patented Turbid Fluid Photopurification Technology, SurePure is attempting to become an industry leader in the liquids purification and treatment industry. Its competitive strengths include the following:

•	Although UV light has long been used as a surface sterilizer and has been successfully applied to clear water, we have developed the first solution that can process opaque or turbid liquids:

▪	Our patented Turbulator design increases the liquid’s exposure to UVC, enabling greater efficacy and consistency in purification
▪	The turbulent flow of the liquid over the UVC source for an extended period at controlled distances from the source ensures a non-fouling, self-cleaning system
▪	The multiple-lamp system used in the Turbulator system provides greater flexibility

•	The Technology is an alternative to comparable heat - or chemical-based processes and has a greater microbiological efficacy than conventional, laminar-flow UV systems in turbid liquid applications.
•	The Turbulator uses a low maintenance, non-fouling technology that offers significant process and energy savings.

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The principal commercial benefits of our Technology and the systems that incorporate it include:

•	an effective alternative to pasteurization
•	replacement of chemical and other preservatives;
•	significant savings of energy and water;
•	extended shelf life of treated products;
•	preservation of the taste, smell and look of the raw materials or finished products; and
•	delivery of replicable, predictable germicidal efficacy.

Notwithstanding these strengths, we nonetheless encounter and therefore must overcome serious challenges to widespread adoption and implementation of our Technology. As is the case with any business that seeks to replace an existing conventional modality, such as purification heat or preservatives, we have the burden of persuading customers and others of the superiority of the results that we produce and the value to our customers of the return on their investment in our technology. In applications, such as industrial application, where there is no regulatory involvement, we rely on various “cost/benefit” analyses to substantiate the case for acquiring and installing our system. In applications, such as dairy or foods, where there is regulatory involvement, we must demonstrate to the regulators that our Technology and its use of UVC either fits within the scope and application of existing rules and regulations, or, more often, we must persuade the regulators, by evidence they deem to be satisfactory, that they can amend or vary their regulations so that customers can employ our Technology. In many circumstances in which our technology is regulated, we prefer to present initially our Technology, as an adjunct to, and not as a replacement of, existing purification technologies. Although we believe that adjunct use will eventually lead to replacement, we do not yet have an established track record in this respect.

Sales

We have focused our sales efforts on “early adopter” global clients with multiple processing plants who have a substantial market share in their industries. Currently, we generate minimal revenues under a few existing customer agreements. Most of our sales activity takes place within our subsidiary SPO, as that company owns and administers all of our patents other than the South African patent. Most of our current sales arrangements are with SPO.

To date, we have focused on the brewing industry and its need to purify liquid inputs into its final products, such as simple sugar syrup, as well as producers of fruit juice and wine. For example, we have focused on the brewing industry in emerging economies because of the strong possibilities for our customers’ growth and growth in demand for their products in those regions. In 2009, we sold our Technology to a South African facility of a major international brewer. Depending on regulatory developments (see "Regulation" below), we will target businesses that both produce and use liquids in their production processes and require the highest levels of purification of those liquids. The customers that we serve in one particular geographic market may not be the same type of customers that we serve in another geographic market, as we expect to continue to be opportunistic with respect to sales and market penetration.

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We anticipate expanding the network of distributors that we currently have established, and in certain areas we will continue to grow our own direct sales force. To date, we have selected distributors by type of liquid and by geographic region and have sought out existing distributors of engineered systems. Currently, we are represented by approximately ten distributors, one of which is based in South Africa and two distributors elsewhere in Africa. In October 2012, we entered into an agreement with a distributor for the wine industry in Spain and Italy. Putting into place a distribution network requires that we identify the best players to serve the specific industries in which our end users operate, that we provide them with that equipment and training that enables them to both demonstrate and explain the advantages of our Technology and that we design our Turbulator systems so that they are a compelling offering that permits our distributors to effectively utilize their resources in placing our products. The customer sales cycle is long for any new technology and our distributors may face resistance as a result of the historical investment that customers have made in existing facilities. Nevertheless, we believe that during 2013 we will identify those priority markets in which we must have distributors and that we will enter into appropriate contracts with distributors in those markets. See “Risk Factors —“We do not have an expansive or well developed distribution network.””

We also must raise sufficient working capital to support any distribution network that we establish. For example, we believe that each distributor will require at least $50,000 of equipment on hand for demonstration and similar purposes. In addition, our distribution network will require sales support. Optimally, we would provide the support of a microbiologist/biochemist and an expert in the design and construction of engineered processes to our distributors to assist them in their sales efforts. In addition, we will require working capital to pay the general and administrative costs relating to in-house staff additions such as sales trainers and regulatory experts.

Currently, the following revenue-generating contracts are in place with customers:

•	a contract with a producer of fruit juice in South Africa under which SPMSA maintains Turbulator systems at the producer’s facility, and SPMSA provides on-site maintenance services to the UV equipment, including, repair services and engineering improvements, the term of which contract expires on October 27, 2013;

•	a contract with a South African dairy under which SPMSA is paid on a usage basis for a standalone system containing UV equipment for use on dairy milk products, the term of which contract expires on October 28, 2014; and

•	an exclusive world-wide license with a global equipment manufacturer located in the State of Illinois, United States of America, for sterilizing milk and milk components to be used in the feeding of cow calves, which license is worldwide subject to the licensee’s meeting stated minimum sales guarantees and which becomes royalty-generating, the term of which license expires April 30, 2018 and is renewable in five one-year terms.

During the first nine months of 2012, our revenue for these three contracts has been approximately $194,000 under contracts managed from Switzerland. The license referred to above provided most of our 2012 revenues.

We also have entered into a patent license agreement with a major dairy operator in the United Kingdom under which the licensee is evaluating our technology in connection with the extension of the shelf life of milk. The license was entered into in October 2010, at which time the licensee paid us a one-time fee of approximately $40,000. The territory of the license includes both the United Kingdom and the Republic of Ireland. The license permits the licensee to evaluate our Technology and to use that evaluation to pursue a Novel Food Application with the European Union Commission. The license provides that if the Commission approves the Novel Foods Application, then the licensee may, at its option, extend the license so that it is able to produce liquid milk commercially for a period of 24 months after the approval, contingent on the licensee’s agreeing to purchase from us one purification system with at least 200 Turbulators. If the licensee elects to produce milk commercially using our Technology, the parties have agreed to negotiate the terms under which equipment may be purchased from us, subject to a limit on equipment prices that the parties have agreed to. If not terminated earlier by mutual agreement, the license remains in force until nine months after a final decision of the Commission on the Novel Foods Application for the Technology or, if the licensee has exercised its right to option to extend the license, for 24 months after the final decision of the Commission.

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We are currently in discussions with a number of customers, and we expect to enter into between 6 and 10 revenue-generating contracts with customers during the next 6 to 9 months. However, because our sales cycle is long and often requires negotiation with multiple levels and groups within a customer, we cannot be certain of the timing of these contracts and the amount of revenues to be generated either on a period-by-period basis or over the life of the contract. See “Risk Factors--“We face significant obstacles to the commercialization of SurePure Photopurification Technology and our Turbulator systems.””

Marketing

To maximize our marketing funds, we primarily utilize public relations, trade shows and customer trials to convert awareness into interest and purchase.

Our current working strategy is to locate markets and market participants who require effective means for purifying liquids. Since inception, we have focused on producers of milk and other dairy products, fruit juices, wine and sugar syrups in the United States, the United Kingdom, the European Union, South Africa and India. In each case, we seek to approach the strongest market participants and explain the advantages of our Technology as an adjunct to or as a replacement of existing conventional processes. To the extent that permitted uses of our Technology is subject to regulation that limits, restricts or prohibits the use of UVC as a means of purification of a specific liquid or food, we work with the customer in various tests to support an application to amend or replace the applicable regulation.

Our technology was developed in South Africa. Since our management team is familiar with the dairy, fruit juice and wine industries in South Africa, we initially focused on the South African market. During the last 5 years, however, we have been working with customers in the United States, the United Kingdom and the European Union, as well as Australia, New Zealand, South America and Canada. We also continue to explore emerging economies, such as India.

Regulatory Matters

The application of our SurePure Photopurification Technology to purify or disinfect milk, other dairy products, wine and juice generally requires that we take various steps to obtain regulatory clearances in each of the jurisdictions in which we plan to market our Technology. The compliance measures that we are required to take differ based on whether we are seeking to have the Technology sold as an adjunct to pasteurization or as an alternative to pasteurization, the latter having a higher standard for clearance. Other uses of our Technology—industrial uses, for example—do not require compliance with regulations governing food or dairy products. To date, we have pursued compliance efforts principally in the United States of America, the European Union and the Republic of South Africa.

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United States of America

The FDA amended its regulations to permit the use of UVC to purify water and certain fruit juices in 2001, as long as certain performance characteristics are complied with. With regard to milk and other dairy products in the USA, we plan to market our Technology first as an adjunct to pasteurization. Specifically, we are applying to treat raw milk, which is milk prior to any pasteurization or any other similar process. Although we have not committed to doing so, we plan to pursue clearance from the FDA as an alternative to thermal pasteurization in the future. The timeline for this process may be as long as four to six years and will likely require that we devote additional resources to fund the necessary testing.

The FDA classifies the use of UVC to treat milk or other food as a food additive, the use of which must be expressly permitted. The current FDA regulation that permits the use of ultraviolet radiation for the processing and treatment of food does not include the use of UV light as a means of purification of dairy products, although it does permit the use of UV light in treating potable water and juice products, as well as high fat-content food. In June 2012, in compliance with the FDA’s procedures, we submitted a draft application to amend the FDA’s food radiation regulation to permit use of UV light. We filed a draft of our petition to amend the regulation to the Office of Food Additive Safety (“OFAS”) of the FDA’s Center for Food Safety and Applied Nutrition (“CFSAN”). In August 2012, CFSAN confirmed our view that an amendment of the FDA’s food radiation regulation would be required and noted certain deficiencies in our draft petition for the use of our Technology in the pasteurization of milk. When we have successfully completed tests that generate the necessary data, we intend to submit those data and studies to address directly CFSAN’s comments in an effort to establish the safety of our treatment process. Once OFAS receives our formal petition, it must act within 15 days to determine whether it is suitable for filing, in which case we are so notified and OFAS publishes a notice to that effect in the Federal Register. At that time, OFAS also determines whether there is any need for review by agencies in addition to CFSAN, and formal review by OFAS commences. If all required safety information has been included in our petition, the scientific review should be completed within approximately six months. The wording of our suggested amendment to the food radiation regulation also undergoes a review for approximately six months, at which point OFAS drafts a final rule, which we will then review. When OFAS has completed its full consideration of our petition, and if that review is positive, the FDA will publish a final rule in the Federal Register. We understand that the timeframe for publication is two to three months and that the average length of time between submission of a final petition and publication of the rule is 24 months. Accordingly, full approval is possible in late 2015 or 2016.

In addition, the U.S. Food Drug and Cosmetic Act, which prohibits the manufacture or sale of misbranded foods, provides that any food that purports to be or is represented as pasteurized must have been subjected to a safe process or treatment that meets certain standards. We must satisfy these standards to the satisfaction of the FDA if our purification process does not satisfy the applicable FDA regulations. The submissions that we have made to date to the FDA have not produced a determination that our Technology satisfies its standards. We plan to continue our dialogue with the FDA and expect to provide reports and data which will satisfy its requirements. There cannot be any assurance, however, that the reports and data that we do provide will result in a finding that is favorable to us.

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We also are required to obtain FDA approval for the use of our Technology for wines or other alcoholic beverages before the Alcohol & Tobacco Tax & Trade Bureau will make any determinations with respect to the application of our Technology to purify those products.

European Union

In the European Union, before our Technology can be used commercially with respect to foods, food ingredients and beverages, it must receive clearance under Regulation (EC) No. 258/97 of the European Parliament and of the Council of 27 January 1997 Concerning Novel Foods and Novel Food Ingredients. The application pertaining to our Technology has been submitted by a member company of the EU dairy industry that is a customer of ours. The matter is being reviewed by the Novel Foods, Additives and Supplements branch of the EU’s Food Standards Agency. In the application regarding our Technology, our customer has claimed that its use significantly increases the levels of Vitamin D in milk and extends the shelf life of dairy foods. The purpose of the EU Novel Foods review is to determine whether the use of our Technology presents a danger to the consumer, misleads the consumer or results in dairy products that are nutritionally disadvantageous to the consumer. The EU process requires the party who will be distributing the product to submit a request to an individual member state of the EU (the “Member State”), which, in our case, is the United Kingdom. The Member State designates an official committee to review the application, which determines whether additional assessment is required. At the same time, the request to distribute the novel food is forwarded to the European Commission. We understand that the initial assessment of the application should be completed within three months of the initial request to the Member State, not counting any time required to complete the submission if it is deemed incomplete in some respect. If the official committee requests additional assessment or if there are objections from other Member States, the Commission then asks the European Food Safety Authority to render an opinion. When the opinion is rendered, the Commission and the Standing Committee of the Food Chain and Animal Health make their decision. We understand that the entire process is unlikely to take less than one year from submission of the request, unless the initial report of the Member State does not require additional assessment. At this time, we do not know whether additional assessment will be required. One of our customers has submitted a request to the Food Safety Authority in the United Kingdom. We anticipate that the earliest time at which we may receive the necessary approval is during 2013.

Republic of South Africa

In South Africa, we are engaged in a process to draft or amend a series of regulations of the Ministry of Health that apply to various foods and foodstuffs. In May 2012 we filed an application to amend certain regulations relating to Milk and Dairy Products GN R1555 of 21 November 1998 applicable to milk and dairy products, wine, fruit juice and other microbiologically sensitive liquids to permit our Product to be used as an alternative to pasteurization. In the case of certain regulations, draft regulations have been published for comment in the government’s official publication. In other cases, publication of the regulations may not occur until we have responded to requests for further information from the government’s Directorate: Food Control, including information that relates to the disposition of applications that we have submitted in the US and the EU. The Directorate of Food Control, Department of Health is not prepared to make an application to the Minister of Health to amend the regulation until such time that we have received either FDA or Novel Food Approval. In addition, the Directorate has advised us that the Agricultural Products Standards Act will have to be amended to conform with any amendments to South Africa’s regulations relating to milk and dairy products. According, the agency has requested that we send it peer-reviewed pasteurization reports or studies for our Technology for use an as alternative to pasteurization. Apart from the Minister being required to publish proposed new and/or amendments to existing regulations in the Government Gazette for public comments, allowing a three month period for this, South Africa is under obligation to notify the World Trade Organization (“WTO”) of such legislation being published. The notification will be shared with all the member countries of the WTO, who will have under the relevant provisions of the WTO an opportunity to also comment on the legislation published by South Africa. Accordingly, for this process, a six-month comment period is required.

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Competition

Generally, we compete with a number of engineered services businesses who design and, in some cases, install purification systems for beverages, dairies, wineries and other manufacturers or processors of beverages. We also compete with those businesses that manufacture the systems that are use to pasteurize or otherwise purify beverages and other liquids. Both the service providers and manufacturers with which we compete generally are private companies, although a number are associated with large international conglomerates.

We believe that the principal competitive factors in our industry that create barriers to entry include, but are not limited to, reliability, effectiveness of technology to achieve requisite levels of purification, reputation, availability of resources and regulatory compliance for certain applications.

We believe that any current thermal or chemical preservative process for liquids is a direct competitor to our business. Other developing processes, such as ultrasound, high-pressure or sterile filtration, are also a source of competitive threat.

Our strategy for dealing with our competition is to gain broad commercial acceptance of our Technology by pursuing those applications, such as dairy, that have rigorous regulatory standards that must be met, and the same time work with large international business to receive their backing for our Technology. We also focus our efforts to gain acceptance in emerging growth economies where we believe that our Technology has competitive advantages such as requiring the use of less power than other means of purification and where there are a large number of “Greenfield” installations for our Technology.

Intellectual Property

Our patented Turbid Fluid Photopurification Technology is protected by patents which have been granted in 66 countries throughout the world, including South Africa, United States, China (PRC), Japan, Australia and the countries of the European Union. A predecessor entity to SPHSA applied for our patents in October 2000. Each of the patents is based on the same international patent application and relates to the same invention. The patents will expire in the various countries on October 12, 2020. Our United States patent was granted on July 12, 2005 and will expire on October 12, 2020. Patent applications for our invention remain outstanding in Brazil and Cyprus.

The applications for these patents were examined independently by each of the patent offices where patent applications were filed, and each of the examiners in the various countries conducted an independent international novelty search for related published technology and then assessed whether or not the invention was new and inventive and thus qualified for a patent. Each examiner decided independently at the end of his examination that a patent should be granted. Accordingly, we believe that it is unlikely that a third party could successfully challenge the validity of any of our patents, and we further believe that our patents are enforceable with respect to the claims that they describe. The costs of enforcing a patent against an alleged infringer vary significantly from the relatively minor cost of sending a simple cease-and-desist letter which could result in cessation of the infringement, to the significant cost of bringing and maintaining a full patent infringement action. We believe that a third party may be infringing our Brazilian patent right and using our trade secrets in Brazil. We have engaged Brazilian counsel to advise us of our rights in this matter and whether we have an effective remedy available to us. See “Risk Factors —“We rely heavily upon our patents and other intellectual property.””

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We plan to continue to develop our Technology with a view to applying for further patents.

We also own the registered trademark “SurePure” in various formats in South Africa. We have filed trademark applications for “Turbulator” in the United States, South Africa, Switzerland and the EU.

Research

We have contracted for and funded research efforts regarding the use of UVC as employed by our SurePure Photopurification Technology in the purification of liquids generally, and foods and beverages in particular, at academic institutions throughout the world. Generally, we have commissioned research in areas such a flow dynamics, biochemistry and microbiology. We, and in one or two cases, our customers, have provided funding for the studies, which generally covered both direct costs as well as overhead, and we also have provided our equipment to the institutions. In certain cases, we have provided annual grants to academic institutions to study the effects of UVC energy on foods and beverages. The academic institutions that contracted to perform studies of our Technology or that received grants from us include:

➢ University of Wisconsin – Madison, Wisconsin
➢ Cornell University – Ithaca, New York
➢ Queens College – Belfast, Northern Ireland
➢ Campdens BRI – Gloucestershire, United Kingdom
➢ University of Birmingham – Birmingham, United Kingdom
➢ University of Stellenbosch – Stellenbosch , South Africa
➢ University of the Western Cape – South Africa
➢ Cape Peninsula University of Technology – Cape Town, South Africa
➢ IFV – Bordeaux, France

By way of example, results of studies conducted at these institutions include the following:

o	A 2011 published study that explains the effects of UVC radiation on microorganisms found in grape juice and wine products which found that our Technology “clearly indicated significant germicidal effect against the wine specific microorganisms; therefore, UVC radiation may stabilize grape juice and wine microbiologically in conjunction with reduced [sodium dioxide] levels” and that UVC radiation effectively inactivates wine-associated microorganisms such as Brettanomyces, Saccharomyces, Acetobacter, Lactrobacillus, Pediococcus and Oenococcus.

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o	A 2010 unpublished study of the use of our Technology to produce grape juice and wine that is free of microorganisms that found that using the UVC treatment on grape juice and wine samples in five different wineries could provide the wine significantly free of microorganisms (i.e., to the extent of less than 1 colony-forming unit per milliliter).

o	A 2012 published study that examined the use of UVC light to inactivate microorganisms that found a 100% improvement in predicted microbial kill due to the novel swirl design of our Turbulator.

o	A 2011 published study that investigated the efficacy of UVC radiation technology to inactivate microorganisms in milk and concluded that UVC treatments produced microbial reductions similar to traditional heat pasteurization. The study also noted that UVC has the advantage of not producing chemical residues, by-products or radiation; is a cold process requiring very low maintenance at low cost; and does not require energy to produce heat.

o	A 2008 published study that concluded that UVC radiation was successful in reducing bacterial counts in raw bovine milk, as well as apple juice, guava juice, pineapple juice and orange juice, while preserving the nutrients of the beverages being treated.

o	A 2011 unpublished study currently under peer review that investigated whether UVC treatment could reduce the number of Alicyclobacillus acidoterrestris cells in water, fruit concentrate and grape concentrate and found that our Technology is a viable way to control contamination of juice concentrate by species of that bacterium.

We believe that these studies were undertaken by qualified scientists who were employed by academic institutions with experience in the areas of scientific endeavor that relates to our Technology. We also believe that these scientists performed their research in accordance with the ethical and scientific guidelines of their respective universities. Prior to being published, the results were reviewed by scientific peers and presented by journals with international following. Accordingly, we believe that we and others can rely on these studies as proof of the efficacy of our Technology as presented in the studies. We have presented these studies to regulators as evidence of the efficacy of our Technology.

In addition to evaluating the results of our Technology as a means of purification, these studies also provided information with respect to certain critical process parameters, such as optimal dosage and flow rates. We plan to commission additional studies to gather additional information on these topics, as well as certain toxicological and chemical safety studies. The methods to be used for our studies must comply with various regulatory standards. Any academic institutions with whom we might deal are likely to require that we fund these studies, and, accordingly, we will require additional financing so that we are able to pay all of the expenses and overhead costs that we are required to pay.

Employees

As of September 30, 2012, we employed 12 people directly, 11 of whom are based at our operational headquarters near Cape Town, South Africa. We continue to utilize the services of key academic and professional consultants in the areas of microbiology, biochemistry process engineering and manufacturing to enable us to grow the business and service our customer base on a global basis.

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ITEM 1A. RISK FACTORS

Our operations and securities are subject to a number of risks. Below we have identified and discussed the material risks that we are likely to face. Should any of the following risks occur, they may adversely affect our business, financial condition, and/or results of operations as well as the future trading price and/or the value of our securities.

Risks Relating to our Business, Financial Condition and Corporate Structure

We have a history of significant operating losses for the past seven years and these losses may continue in the future.

We have incurred net losses of approximately $23,777,000 for the period from inception through September 30, 2012. We have been without significant revenue since inception and our current agreements provide relatively limited amounts of sales and royalty income. Our historical losses are expected to continue into the future unless we are able to generate significant amounts of revenue in our business. Our history of significant operating losses has made it difficult for us to raise additional working capital.

We will need additional capital to fund our operations, and we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

We believe that, if the investment manager that entered into the Additional Subscription Agreement on November 26, 2012 proceeds to purchase or have purchased by others all of the 3,000,000 shares that are subject to the Additional Subscription Agreement, we should have sufficient capital to fund operations through March 2013. See “Additional Subscription Agreement for Shares” under “Recent Financings and Acquisition Transactions” above. As of the date of this Current Report, we are unable to predict whether all 3,000,000 shares or any portion of the 3,000,000 shares, other than the 300,000 shares which are committed to be purchased, will in fact be purchased. If we are unable to secure adequate additional financing on reasonable terms, or on any terms, we may not be able to pay our operating expenses and operate our business. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research development; and (iv) our need to obtain certain regulatory approvals. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States and elsewhere in the world have experienced a high levels of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may also seek funding internationally) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

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If we cannot obtain additional funding, we may be required to limit our expansion or limit our marketing efforts. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the units. We cannot provide any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Our success is dependent on our ability to commercialize our SurePure Photopurification Technology and our Turbulator photopurification systems to generate sufficient revenues to sustain and expand our operations.

The execution of our business plan in the near-term is wholly dependent on our ability to commercialize our Technology through the use of our Turbulator line of photopurification systems to produce sufficient revenues to cover our operating expenses. The success of these endeavors will require that sufficient funding is available to us to finance the manufacture, marketing and sale of our current Turbulator systems and the development of new photopurification products and applications for those systems. Should we be unable to improve our financial condition through debt or equity offerings, our ability to successfully advance our business plan will be severely limited and we could be forced to discontinue or liquidate our business. Were this to occur, our shareholders would not be likely to receive any significant return, or any return at all, on their investment.

We face significant obstacles to the commercialization of SurePure Photopurification Technology and our Turbulator systems.

The industries in which we intend to commercialize our Technology are characterized by existing processes and technologies that have been used for very long periods, such as pasteurization, filtration and chemical and other preservatives. It is difficult for us as a business with limited resources to displace these existing processes and technologies and to gain acceptance even as an adjunct to the existing modalities. In the case of businesses with existing facilities, a change to our Technology may require the abandonment in whole or in part of existing facilities which have been in place for an extended period of time. In the case of businesses about to build or invest in new facilities, we face the challenge of championing a newer and often lesser-known technology.

In addition, the principal industries that we have targeted—dairy products, juice products, beer, wine and food—are regulated by government agencies or subject to standards promulgated by industry bodies. These agencies and bodies operate under and enforce regulations which often do not permit UVC purification without change in applicable legislation or regulations or both or classify UVC purification as a food additive. As a result, we are not permitted to address these industries in major markets, such as the United States of America, the European Union or South Africa, until the restrictive regulations have been changed to permit the use of our Technology or until our Technology has been approved for use in conjunction with foods and beverages. The processes that we have undertaken in our attempts to change legislation and other regulation are often prolonged and difficult. See “Business of SurePure—Regulatory Matters” above in this Item 2.01 of this Report.

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To overcome these challenges, we plan to continue to create broad awareness of the advantages of our Turbulator systems among those businesses and others that have purification requirements in their processes. We also plan to continue our efforts to obtain regulatory and similar approvals where required. At the same time, we plan to keep pace with outside technological developments, to respond adequately to technological developments and to seek out additional industries whose liquid purification needs are not being met adequately or at all. As a result, we believe that we will be required to expend significant amounts to hire or engage and manage those persons with the networks, skills, experience and resources to execute these plans. We believe we must also continue to fund independent research at qualified academic and similar institutions to investigate fully the scientific basis of our Technology. The financial and other resources that we currently have available are not adequate for all of these purposes, and we will require significant additions to enable us to execute these plans. If we are not able to secure additional funding, we may not be able to address these challenges adequately or at all and therefore could be forced to discontinue our business. Were this to occur, our shareholders would not likely receive any significant return, or any return at all, on their investment.

Our SurePure Photopurification Technology may become obsolete.

The ability of UVC to destroy microbes and other pathogens has been known for several years. The principal advantage of our Turbulator systems is that they employ UVC’s purification properties in an extremely efficient and effective manner specifically as it relates to turbid liquids. There is no assurance that another business could not discover and commercialize a system that would use UVC or some other energy source in a manner that would be even more efficient or effective, or both, in which case our Technology might be rendered obsolete. Were this obsolescence to occur, we could encounter significant difficulty in selling or otherwise deploying our systems and could be forced to write off the value of our investment in our Technology. In addition, if we were not able to deploy technology or systems that met the challenge of these developments, we could be forced to discontinue our business. Were this to occur, our shareholders would not likely receive any significant return, or any return at all, on their investment.

We have not fully developed our business model for revenue generation and therefore do not have a uniform pricing or distribution strategy.

In the past, we have distributed our Technology both by selling systems and by entering into royalty agreements for processes that incorporate our Technology. Certain customers have preferred to purchase our Turbulator systems for a single, non-recurring payment. We also have been able to put in place certain patent and intellectual property license agreements that require payments over time based on the amount of liquid or other product processed. Because we choose to continue to be flexible in the marketplace, we do not yet have a single model for generating our revenue. This may place us at a competitive disadvantage with our competitors and with other technology businesses, which may have simpler or more easily understood revenue or cost structures. This lack of clarity may also make it more difficult for us to attract and engage distributors for our Turbulator systems and to explain our business to investors.

We compete with established purification processes with wide market acceptance and installed bases.

Since we acquired the SurePure Purification Technology in 2005, we have faced considerable difficulty entering the marketplace, despite what we believe to be our considerable advantages. The success of our business is likely to depend principally upon our ability to convincingly demonstrate the technical and cost advantages of our Turbulator systems and secure a reliable base of customers who are willing to install our Technology together with or in replacement of the existing purification technologies. It is possible that, despite our ability to prove our effectiveness and our cost efficiencies across a range of industries, our customers will, because of their reluctance to adopt our technology, prefer to fully amortize their investment in existing purification systems or because of simple inertia, remain unwilling to purchase our Turbulator systems or otherwise acquire our Technology.

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At the same time, many of the businesses that sell and install the existing processes have considerable resources and sophisticated marketing plans and operating distribution networks. These factors have made and may continue to make it difficult for us to compete with these businesses. In addition, many of our potential customers engage and rely on industrial engineering firms to recommend and select purification systems for their facilities. The fact that we are a relatively new business with a newly developed technology and with very limited resources may make it difficult for these engineering firms to recommend our Technology over the existing modalities.

In addition, competitors could develop technologies or systems similar to or better than our own, finish development of new technologies in advance of us, or be more successful at marketing new products, any of which factors may hurt our prospects for success.

If we are not able to deal effectively with these competitive factors either directly or by securing geographic markets or industrial markets where these competitive factors are less intense, we may not be able to generate revenues for our business. As a result, without revenues, we may be forced to discontinue or sell our business. Were this to occur, our shareholders would not likely receive any significant return, or any return at all, on their investment.

General economic conditions will affect our operations.

Changes in the general domestic and international climate may adversely affect the financial performance of the Company. Factors that may contribute to a change in the general economic climate include industrial disputes, interest rates, inflation, international currency fluctuations and political and social reform. Further, the delayed revival of the global economy is not conducive to rapid growth, particularly of technology companies with newly commercialized products.

To date, we have chosen to direct our marketing efforts to markets in emerging economies, which economies may exhibit less stability and predictability than developed economies.

Since we acquired our Technology, we have chosen to devote a considerable amount of our resources to marketing it in South Africa and other emerging economies. We believe that emerging economies tend to offer substantial opportunities in, for example, the construction of new breweries and dairies to produce beverages for their rapidly expanding consumer populations. We also believe that it may be easier for the owner or operator of a facility that is about to be built to adopt our Technology than for the owner or operator of an existing facility. Doing business in emerging economies, however, is subject to substantial risks. Among other things, economic conditions in those countries may be volatile. The role of governmental agencies and other regulators may be subject to change without advance notice or without any notice. The plans of our current and potential customers to construct or complete the planned construction of their facilities therefore may change. As a result, the investment that we have made with respect to the projects may not have the return that we anticipated or any return at all.

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We do not have an expansive or well-developed distribution network.

To date, we have relied on distributors to sell our Technology on a country-by-country or region-by-region basis without putting into place a coordinated international distribution network. We believe that the establishment and maintenance of an effective worldwide distribution network will require a substantial amount of financing which has not yet been available to us. If we are not able to secure adequate equity or debt financing in the future, we may not be able to create channels of distribution for our systems, and, as a result, our revenues may not increase.

We rely on third parties to manufacture our Turbulator systems and do not have our own manufacturing facilities.

Although our own employees design, assemble and install our Turbulator systems in conjunction with our distributors and customers, we have contracted the manufacturing of the components of our Turbulator systems to third parties. As a result, we do not directly control these components and are subject to risks, including late or non-delivery, defective manufacture, breakage in transit and insufficient supply. Any of these problems, as well as other problems deriving from outsourced manufacture of components, could lead us to default on our obligations to our customers, which could have adverse financial consequences for us and as well as adverse consequences for our business reputation.

We rely heavily upon our patent and other intellectual property.

We rely on a combination of the counterparts of our issued patent, trade secrets and licenses, and, to a lesser extent, trademarks, together with non-disclosure and confidentiality agreements, to establish and protect proprietary rights to our Technology. See “Business of SurePure — Intellectual Property” above in this Item 2.01. Our success depends, in part, on our ability to obtain additional United States and foreign patent protection for our products, their uses and our processes to preserve our trade secrets and to maintain the patents that we hold. We do not know whether any of the claims in our issued patents or pending applications will provide us with any significant protection against competitive products or otherwise be commercially valuable. Legal standards regarding the validity of patents and the proper scope of their claims are still evolving, and there is no consistent law or policy regarding the valid breadth of claims. Additionally, there may be third-party patents, patent applications and other intellectual property relevant to our products and technology which are not known to us and that block or compete with our products. Since we do business in emerging economies where legal means for effectively addressing infringement of our patent may not be available, we may not be able to prevent infringement or to obtain judicial relief when infringement occurs.

We may not be able to effectively manage our growth.

We expect considerable future growth in our business. This growth may come from the market acceptance of our Technology, increased licensing and commercialization of our Turbulator systems and expanding applications and markets for our Technology. To achieve growth in an efficient and timely manner, we will have to maintain strict controls over our internal management, technical, accounting, marketing, and research and development functions in all of our companies, both in the United States and elsewhere. We believe that we will continue to employ sufficient quality personnel to manage our anticipated future growth. Should we be unable to successfully manage our anticipated future growth by employing or otherwise engaging personnel and professionals who will maintain these standards, our costs may increase, our growth could be impaired and our ability to penetrate the marketplaces that we address may be impaired.

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Failure to receive regulatory approval and other governmental action may adversely affect our business.

We have developed our SurePure Photopurification Technology such that it can be used by industries without being subject to prior regulatory approval as well as in those industries where regulatory approval is essential. Should our Technology not receive regulatory approval, the applications of our Technology will become limited to those applications where regulatory approval is not required, and our business and financial results would thereby be seriously harmed.

In those markets and industries in which regulatory approval is required, the approval process is frequently long, unpredictable and costly. See “Regulation” above under “Description of our Business.” Although we believe that we have accumulated sufficient scientific data to prove that our Technology is both safe and effective, governmental agencies frequently request additional or updated data. To satisfy these requests may require us to expend significant amounts and delay our entry into the market place, both of which adversely affect our business. The regulatory standards that we seek to satisfy are in large part subjective, and therefore we cannot be certain that our evidence will be satisfactory in any given case until the regulatory body so determines.

Although regulatory bodies in different jurisdictions may consider approval in one jurisdiction to be persuasive on certain issues of concern, in general, we must address each regulatory body separately and attempt to satisfy its own set of standards in each case. This process is extremely time-consuming and costly. Frequently delays arise because of, among other reasons, changes in the staffing of regulatory agencies or because of changes in priorities within the regulatory agencies. Although we have employees dedicated to regulatory issues, in almost all cases we must rely on outside consultants for each jurisdiction in which we are seeking regulatory approval. Although these consultants have frequent contact and wide experience with the government agency in question, these consultants are expensive and cannot assure us of a favorable outcome or that delays will be avoided.

In certain jurisdictions, regulatory approval requires that an existing law or regulation be modified. Typically, the existing laws or regulations limit the means by which foods and beverages can be purified to the existing modalities. The modification process requires publication or debate of the intended change. Publication and debate give our competition and those businesses that have vested interests in maintaining the exclusivity of the existing modalities the opportunity to oppose our efforts to modify the existing limitations. As a result, we may be forced to spend significant resources to counter these efforts, and we may not be successful in doing so. If we are not successful, then we could be prohibited from selling or distributing our Technology in that market until we later become successful in modifying existing laws and regulations. In addition, any contention will delay the time at which we can enter a market for the regulated application.

Moreover, because we are regulated in certain markets as a food additive, we are subject to ongoing scrutiny and subject to changes in regulatory actions even after approval has been obtained. Furthermore, changes in legislation and governmental policy could also negatively impact us.

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Because our Technology is applied to food and beverage products to be consumed by the public, we may face liability claims.

Although we have conducted exhaustive testing programs to identify potential material defects in our Technology and have relied on published, peer-reviewed studies of UVC by independent investigators, any undetected defects could harm our business reputation, diminish our customer base, shrink revenues and expose us to product liability claims. We carry product liability insurance in amounts that we consider to be adequate for the size of our business. Nonetheless, any determination of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

Our group of companies contains companies that are not essential to our operation and which add to our general administrative expense.

Our corporate structure includes companies which are holding companies and which we intend to eliminate and combine with our operating companies. Until we are able to do so, these companies will add to our cost structure because of applicable reporting and similar requirements which will be reflected as general and administrative expenses in our consolidated statements of operations. Until we remove the non-essential structures, these costs may place us at a competitive disadvantage to companies that are more streamlined than we are.

Consumer advocates and others may question the safety of the effects of our Technology.

We are aware that certain organizations that purport to be consumer advocates and others may question the safety of irradiation for purposes of preservation and avoiding spoilage. Often, these persons question the safety testing that has been done with respect to the consumption of foods and beverages that have been irradiated and attempt to establish a link between irradiated food and cancer, despite the FDA’s efforts to educate the public on questions relating to irradiation. These persons may attempt to use the Internet or other media to bring pressure on governmental agencies and generate publicity against the use of irradiation. As a result, and because UVC may be characterized as a form of radiation, their concerns may adversely affect the reputation of our Technology and our ability to increase our revenues. Were their concerns to become pervasive, our business could be damaged. In that case, we might have to restrict our marketing and sales efforts to markets and industries that were not affected by governmental actions or publicity.

Need for additional employees.

Our future success also depends upon our continuing ability to attract and retain highly qualified personnel. Expansion of our business and the management and operation will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industry and in the locations in which we operate is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

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The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains a specific provision that eliminates the liability of directors for monetary damages that may be awarded to us and our shareholders; further, we provide indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our executive officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against our directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing lawsuits against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit us and our shareholders.

Risks Relating to our Securities

Shares of our Common Stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for shares of our Common Stock either now or in the future.

Although our Common Stock is quoted on the OTCBB, shares of our Common Stock are very thinly traded, and the price of our Common Stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for shares of our Common Stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, shareholders may not be able to liquidate their investment in us or liquidate it at a price that reflects the value of our business. As a result holders of our securities may not find purchasers for our securities should they desire to sell the securities that they hold. Consequently, only investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time should purchase our securities.

If a more active market should develop, the price of shares of our Common Stock may be highly volatile. Because there may be a low price for shares of our Common Stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our Common Stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.

Further, many lending institutions will not permit the use of shares of our Common Stock as collateral for any loans.

We cannot assure our shareholders that an active market for shares of our Common Stock can be sustained.

We cannot assure our shareholders that an active trading market for our Common Stock can be sustained. A shareholder may find it difficult to dispose of shares or obtain accurate quotations as to the market value of his securities on the OTCBB. Securities quoted on the OTCBB may be subject to a Commission rule that imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, this rule may deter broker-dealers from recommending or selling such securities, which may further limit its liquidity. If applicable, this rule could also make it more difficult for us to raise additional capital.

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 The securities issued in the Share Exchange are “restricted securities” of a former “shell company” and, as such, may not be sold except in limited circumstances.

 None of the shares of our Common Stock, our Nonvoting Convertible Preferred Stock or the shares of our Common Stock issuable upon conversion of our Nonvoting Convertible Preferred Stock (collectively, the “SurePure US Securities”) were, at the time of the Share Exchange, registered under the Securities Act, or registered or qualified under any state securities laws. The SurePure US Securities will be sold and issued pursuant to exemptions contained in and under those laws. Accordingly, the SurePure US Securities are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held unless registered under applicable federal and state securities laws, or an exemption from the registration requirements of those laws is available. The certificates representing the SurePure US Securities contain legends reflecting their restricted status.

Although we will register for resale certain of the shares of our Common Stock issued in the Share Exchange, we cannot assure our shareholders that the Commission will declare the registration statement effective, thereby enabling those shares of our Common Stock to be freely tradable.

 Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months will not immediately apply to our Common Stock because SurePure US is designated as a former “shell company” under regulations of the Commission. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the Commission reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. Because SurePure US will be a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, and the restrictive legends on certificates for the shares of our Common Stock issued in connection with the Share Exchange cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company after the Share Exchange, we will incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We will also incur substantial expenses in connection with the preparation and filing of the registration statement and responding to the Commission’s comments in connection with its review of the registration statement. We also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Commission or any stock exchange or quotation system on which our Common Stock may be listed in the future. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect these new rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and, if we are able to obtain such insurance, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to privately-held companies. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

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If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

 Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock.  In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Because we became public by means of a reverse acquisition, we may not be able to attract the attention of major brokerage firms.

 Additional risks may exist as a result of our having become a public reporting company through a “reverse acquisition.” Security analysts of major brokerage firms may not cover us or our stock. Because we became public through a reverse acquisition, there may be less incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to provide analyst coverage of us or our stock in the future, which may result in less liquidity and lower trading prices for our shareholders.

 We are subject to Sarbanes-Oxley and Dodd Frank and the reporting requirements of federal securities laws, which can be expensive and time-consuming.

We are subject to the Sarbanes-Oxley Act of 2002 and the Dodd Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank”), as well as related rules implemented by the Commission and reporting requirements of the Exchange Act and other federal securities laws. The costs of compliance with the Sarbanes-Oxley Act and of preparing and filing annual and quarterly reports, proxy statements and other information with the Commission, and furnishing audited reports to shareholders, will cause our expenses to be higher than they would be if we had remained privately held and did not consummate the Share Exchange.

 None of our executive officers has any experience managing a public company subject to U.S. securities laws, which could adversely impact our ability to comply with the reporting requirements of those laws.

 None of our executive officers has any previous experience in managing a public company subject to U.S. securities laws, which could adversely impact our ability to comply with legal, regulatory, and reporting requirements of the those laws. Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including the establishment and maintenance of internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which are necessary to maintain public company status. If we were to fail to fulfill those obligations, our ability to operate as a public company would be in jeopardy, in which event the shareholders could lose their investment. Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate experience in the management of a public company. Our ability to find and retain qualified personnel on our terms and budget may be very limited.

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We have never paid dividends on our Common Stock, and we do not intend to do so for the foreseeable future.

We have never paid dividends on our Common Stock, and we do not anticipate that we will pay any dividends on our Common Stock for the foreseeable future. Accordingly, any return on an investment in our Common Stock will be realized, if at all, only when a shareholder sells shares of our Common Stock.  In addition, our failure to pay dividends may make our stock less attractive to investors, adversely impacting trading volume and price.

Recently adopted Commission rules prohibit a reverse acquisition company from listing on a national securities exchange until the company has been in the U.S. over-the-counter market or on another regulated U.S. or foreign exchange for at least one complete fiscal year.

Recently adopted Commission rules seek to improve the reliability of the reported financial results of reverse acquisition companies by requiring a pre-listing “seasoning period” during which the post- reverse acquisition public company must produce financial and other information in connection with its required Commission filings. The company also must maintain a requisite minimum share price for at least 30 of the most recent 60 trading days prior to the date of the initial listing application and the date of listing on any national securities exchange.  As a result of these rules, it is unlikely that we will be eligible to list on a national securities exchange for at least one year following the Share Exchange, and only if our stock trades above the requisite minimum price in accordance with the listing requirements of the applicable national securities exchange.

A significant portion of the total outstanding shares of our Common Stock may be sold into the public market in the near future, which could cause the market price to drop significantly, even if our business is doing well.

We plan to file a registration statement covering the resale of the shares of our Common Stock issued in the Share Exchange. Once the shares that are subject to the registration statement are registered, they can be freely sold in the public market.  Sales of a substantial number of shares of our Common Stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.

We are controlled by our current officers, directors and principal shareholders.

Our directors and executive officers and their affiliates beneficially own approximately 9.76% of the outstanding shares of our Common Stock.   See “Security Ownership of Certain Beneficial Owners and Management.”

Accordingly, our directors, executive officers and principal shareholders will have substantial influence over, and may have the ability to control, the election of our board of directors and the outcome of issues submitted to a vote of our shareholders.

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Because it may be considered a “penny stock,” our shareholders may have difficulty selling shares of our Common Stock.

Under certain circumstances, if the trading price for our Common Stock that does not trade on an exchange drops below $5.00 per share, it could be considered a “penny stock.”  In such case, it will be subject to the requirements of Rule 15g-9 under the Exchange Act.  Under this rule, broker-dealers who recommend penny stocks to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker-dealer must make an individualized written suitability determination for the purchaser, considering such purchaser’s financial situation, investment experience and investment objectives, with respect to penny stock transactions, and receive the purchaser’s written consent prior to the transaction. Our Common Stock may be considered a “penny stock” if our stock price drops below $5.00 per share and we do not meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 if we have been operating for at least three years or $5,000,000 if we have been operating for fewer than three years, and the recognition of average revenues equal to at least $6,000,000 for each of the last three years.

The penny stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny stock transactions. As a result, there is generally less trading in penny stocks. If you become a holder of our Common Stock, you may not always be able to resell shares of our Common Stock publicly at the time and price that a shareholder believes are fair or appropriate.

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ITEM 2. FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this Report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” at the beginning of this Report.

The results presented in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are those of the Company as reflected in the Company’s consolidated financial statements attached hereto. The following discussion should be read in conjunction with such consolidated financial statements and the notes thereto. The results presented below pertain to the unaudited nine-month periods ended September 30, 2012 and September 30, 2011 and the audited annual periods ended December 31, 2011 and December 31, 2010.

Plan of Operation

During the next 12 months the Company will seek to expand the commercial acceptance of its Turbulator systems. To achieve this goal, the Company expects to execute the following principal steps:

•	Obtain working capital financing to provide capital to support and augment the Company’s operations;

•	Obtain equity financing to support the Company’s commercial growth,

•	Build the Company’s technical sales support team by hiring qualified sales engineers and scientists. Since the Turbulator system is an engineered system, the Company believes that both its marketing and sales efforts will be enhanced by having access to qualified technical support;

•	Continue to pursue regulatory clearances and approvals for applications, such as dairy products, that are required for its Turbulator systems to be sold in those industries. During this period the Company expects to take the following actions with regulatory agencies:

o	Submit to the FDA the Company’s proposed notice to amend the FDA’s regulations to include the use of UV on milk;

o	Obtain approval of the material that the Company and a United Kingdom customer submitted to the UK Food Standard Authority in June 2011 in pursuance of EU Novel Food approval; and

o	Obtain approval in South Africa from the Director General:Health of the Company’s application for the amendment of South African regulations relating to milk and dairy products permitting the use of the Company’s Technology to purify milk;

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•	Seek to market and sell the Company’s Technology for industrial applications;

•	Create one or more distribution networks for the Company’s Technology by identifying distributors according to their geographic market, their expertise with specific liquids and their existing client relationships and negotiating agreements with the identified distributors on terms acceptable to both the distributors and us;

•	Expand its management team by hiring a relevant staff with industry expertise in those geographic territories in which the Company plans to sell Turbulator systems; and

•	Promote the Company’s Turbulator systems at a minimum of two international trade shows during 2013 - one for the brewing industry and one for the dairy/fruit juice industry. The purpose of the Company’s exhibitions at these venues will be to reach out to industry participants, including distributors of engineered systems, to make them aware of the advantages of the Company’s Turbulator systems and the expanded applications of the SurePure Photopurification Technology that have been developed over the past eighteen months.

Growth Strategy

The Company intends to grow rapidly over the next five years through the use of working capital and equity financing. If we are able to raise sufficient financing, and given our strategy of targeting strategic global regions with multiple potential clients, it should be feasible for us to meet the expectations that we have set. However, the Company will carefully monitor the risks associated with achieving the goals in each scenario to ensure that the Company can meet client expectations while remaining financially solvent.

Operations

The Company's Technology was invented in South Africa, and initially SPHSA held all of the international patents. In 2008, SPHSA transferred all patents other than the South African patent to SPO, one of the Company’s Swiss entities. Consequently, SPO generates most of our sales activity and has generated most of the current sales arrangements that we have in place. Since that time, the Company’s current operations and staff have largely been based in South Africa. Our Company Chief Executive Officer and our Sales and Marketing Executive are based in South Africa. Our Chief Financial Officer is based in Zug, Switzerland and manages the Company’s finance function as well as the cash, foreign exchange and information technology infrastructure out of Switzerland. Our management has decided to continue with the current locations while the Company focuses on commercializing its activities. Our management believes that it will establish a centrally located international headquarters during the course of the next 12 to 24 months.

Additional Funding

The Company will require additional funding for our operations over the next 12 months to fulfill its business plan. Not all of the funding required for our continuing operations has been made available to the Company, although we have held discussions with certain of our existing shareholders with respect to the purchase of additional equity. In November 2012, a new investor agreed to purchase 300,000 shares of our Common Stock and also acquired the right to purchase up to 2,700,000 additional shares of our Common Stock at a price which may be attractive, depending on the trading range of our shares following the Share Exchange. Should the Company be unable to secure additional financing from outside sources or from its existing shareholders, it will most likely be unable to meet its targets and may need to scale back operations. In addition, any shortfall in funding may adversely affect the Company’s ability to expand or even continue operations.

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Results of Operations

During the nine-month period ended September 30, 2012, the Company focused on the following developments:

•	continuing with commercial trials at key customer sites;

•	working with regulatory authorities to advance the applications for use of the Company’s technology in key areas;

•	evaluating new product applications for the Company’s technology;

•	restructuring of shareholder loans into equity;

•	preparing documentation and finalizing processes related to the conclusion of the Share Exchange Agreement and subsequent closing; and

•	nurturing relationships with key investors and developing equity financing plans.

Subsequent to the nine-month period ended September 30, 2012, the Company plans to focus on the following:

•	seeking funds for operations under various equity financing proposals;

•	continuing with commercial trials at key customer sites;

•	expanding the Company’s distribution network internationally;

•	continuing to work with regulatory authorities to advance the applications for use of the Technology in key areas;

•	continuation with evaluation of new product applications for the Technology;

•	restructuring of equity ownership of two entities that had been classified as variable interest entities such that they will become consolidated subsidiaries of the Company; and

•	finalizing documentation and processes related to the conclusion of the Share Exchange Agreement and closing of the Share Exchange.

Results of Operations

The following table summarizes the Company’s results of consolidated operations for the year ended December 31, 2011 compared with the year ended December 31, 2010 and for the three- and nine-month periods ended September 30, 2012 compared with the three- and nine-month periods ended September 30, 2011:

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	Years Ended:				Nine Months Ended:				Three Months Ended:
	2011	2010	Variance	%	September 30, 2012	September 30, 2011	Variance	%	September 30, 2012	September 30, 2011	Variance	%

Revenues	344,000	289,000	55,000	19%	249,000	239,000	10,000	4%	128,000	158,000	(30,000)	-19%

General and Admin Expenses	3,351,000	3,140,000	211,000	7%	2,606,000	2,207,000	399,000	18%	996,000	864,000	132,000	15%

Research and Development	319,000	403,000	(84,000)	-21%	96,000	223,000	(127,000)	-57%	61,000	31,000	30,000	97%

Interest Expense	429,000	400,000	29,000	7%	329,000	327,000	2,000	1%	94,000	126,000	(32,000)	-25%

Net Loss	4,051,000	4,137,000	(86,000)	-2%	2,970,000	2,769,000	201,000	7%	1,108,000	1,039,000	69,000	7%

Cash	35,000	46,000	(11,000)	-24%	532,000	34,000	498,000	1465%	532,000	34,000	498,000	1465%

Other Current Assets	152,000	81,000	71,000	88%	191,000	115,000	76,000	66%	191,000	115,000	76,000	66%

Current Liabilities	1,211,000	1,307,000	(96,000)	-7%	495,000	672,000	(177,000)	-26%	495,000	672,000	(177,000)	-26%

Long term Liabilities	5,731,000	4,151,000	1,580,000	38%	3,592,000	6,132,000	(2,540,000)	-41%	3,592,000	6,132,000	(2,540,000)	-41%

Cash from operating activities	(3,772,000)	(3,927,000)	155,000	-4%	(3,383,000)	(2,711,000)	(672,000)	25%	(1,760,000)	(537,000)	(1,223,000)	228%

Cash from financing activities	2,957,000	4,520,000	(1,563,000)	-35%	3,818,000	1,981,000	1,837,000	93%	2,247,000	(178,000)	2,425,000	-1362%

Revenues

The Company recorded revenue of approximately $344,000 during the year ended December 31, 2011, an increase of 19% over the prior year. This increase was largely attributable to the increased use of test equipment on a commercial basis by three key customers.

For the first nine months of 2012, revenues of approximately $249,000 were largely in line with those of the comparable nine-month period in 2011, due to the similar timing of shipments related to our main supply contract. For the three months ended September 30, 2012, revenues of approximately $128,000 were 19% lower than the comparable three-month period in 2011, due largely to the timing of shipments related to the Company’s main supply contract.

The Company expects that the amount of revenue realized from sales and royalties will increase in line with its commercialization efforts, related to the introduction of its technologies to a broader range of customers and geographic areas. Our business model is largely royalty-based with amounts payable to us as a function of the amount of liquid that a customer processes using our Turbulator systems, and it is expected that royalty income will increase in line with the increased level of commercialization. Alternatively, certain customers purchase our Turbulator systems outright for upfront payments without any royalty component.

General and Administrative Expenses

General and Administrative expenses for the year ended December 31, 2011 at approximately $3,351,000 were marginally up from $3,140,000 for the year ended December 31, 2010 as a result of the increased level of activity. These expenses are largely attributable to employment costs, professional fees, consultants and travel expenses. Of the professional fees, substantially all related to the Share Exchange.

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General and Administrative Expenses for the nine-month period ended September 2012 were approximately $2,606,000, an increase of 18% over the nine-month period ended September 30, 2011, and General and Administrative Expenses for the three month period ended September 30, 2012 were approximately $996,000, an increase of 15% over the three-month period ended September 30, 2011. These increases are a result of the increased level of activity in driving the commercialization of the Technology and increased professional expenses incurred related to the Share Exchange. On July 1, 2012, however, our executives entered into new agreements under which they reduced their salary compensation by approximately 17%.

Notwithstanding the decrease in General and Administrative Expenses that will result from the decrease in executive compensation, the Company expects that General and Administrative Expenses will increase in future periods, as the anticipated increased level of commercialization of the Technology, if it occurs, will require increased levels of staffing and associated expenditures. In addition, the Company will incur additional costs associated with the expenses of being a publicly traded company, including audit expenses, the cost of directors’ and officers’ liability insurance, if incurred, and the expense of outside counsel to review annual, quarterly and current reports to the Commission.

Research and Development Expenses

Research and Development Expenses for the year ended December 31, 2011 of approximately $319,000 were 21% lower than for the year ended December 31, 2010. A substantial portion of these expenditures relate to work undertaken in pursuance of the FDA and EU Novel Food approval processes. The reduction over the period is a result of the timing of test work being undertaken by the research centers as this work was nearing completion during the later half of 2011.

Research and Development Expenses for the nine-month period ended September 30, 2012 were approximately $96,000, a decrease of 57% on the nine-month period ended September 30, 2011, and Research and Development Expenses for the three-month period ended September 30, 2012 were approximately $61,000, an increase of 97% from the three-month period ended September 30, 2011. Current research activities are focused on commercial trials with customers, since the main body of evidence for the FDA and EU Novel foods submissions has largely been completed. The Company expects that Research and Development Expenses will increase in future periods, as the Company embarks on new applications for the Technology. In addition, the FDA has requested certain additional research work to support the Company’s applications regarding the use of the Technology on milk and other dairy products.

Income Tax Expense (Benefit)

The Company may have a prospective income tax benefit resulting from net operating loss carry-forwards that may offset future taxable income. Certain of these net operating losses have varying expiration dates from 2015 through 2018; the remaining losses do not expire as long as the business that generated the loss continues to trade.

Net Loss

The net loss for the year ending December 31, 2011 was approximately $4,051,000 and was largely in line with the net loss of approximately $4,137,000 for the year ending December 31, 2010. Our net losses for 2011 and 2010 included research and development expenses and professional expenses. We believe that the professional expenses will not recur at this level after the completion of the Share Exchange. For the period from inception until September 30, 2012, the Company incurred a net loss of approximately $25,359,000. Net loss for the three-month period ending September 30, 2012 was approximately $1,108,000, as compared to approximately $1,039,000 for the three-month period ending September 30, 2011, or an increase of 7%.

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The Company has not generated sufficient revenue to fund its operations and expects net losses to continue until such time as commercialization efforts related to its Technology produce an increase in revenues sufficient to meet or exceed the cost of its operations. We expect to continue to operate at a loss at least through the end of 2013.

Impact of Inflation

The Company believes that inflation has not had a material effect on operations for the period from August 24, 2005 (inception) through September 30, 2012.

Capital Expenditures

The Company has spent approximately $182,000 on property and equipment for the period from August 24, 2005 (inception) to September 30, 2012.

Liquidity and Capital Resources

The Company has been in the development stage since inception in 2005. Our current assets are insufficient to meet our current obligations or to satisfy our cash needs over the next twelve months, and, as such, the Company will require additional debt or equity financing. During the period from July through November 2012 we obtained $2,500,000 financing in the form of equity financing from a South African institutional investor. We continue to pursue additional prospective sources, including the sale of additional equity, the placement of long term debt and the arrangement of working capital financing as required to allow the Company to meets its commercialization targets. We face certain financial obstacles in attracting new financing due to our historical and current record of net losses and working capital deficits. Therefore, despite our efforts, we can provide no assurance that we will be able to obtain the financing required to meet our stated objectives or even to continue as a going concern. We believe that we can no longer rely on infusions of capital from XOptics as we have during the past two years to fund our operating expenses.

As of September 30, 2012, the Company had cash of approximately $532,000 and other current assets of approximately $191,000, consisting of accounts receivable and prepaid expenses, and total other assets of approximately $141,000 consisting of patents and property and equipment. As of September 30, 2012, the Company had current liabilities of approximately $495,000, consisting of accounts payable and accrued liabilities. Long-term liabilities totaled approximately $3,592,000, of which amount $3,292,000 represents loans from shareholders to a South African entity which is a variable interest entity of the Company. Under the terms governing these loans, certain of which initially were made in 2005, there is no fixed date for repayment, and the loans are not repayable until the entity’s board of directors determines, after giving consideration to the entity’s performance, financial position and future requirements.

Shareholders’ deficit in the Company was approximately $3,223,000 as of September 30, 2012.

For the period from inception until September 30, 2012, the Company’s cash flow used in operating activities was a total of approximately $21,977,000. Cash flow used in operating activities for the nine months ended September 30, 2012 was approximately $3,383,000, compared to approximately $2,711,000 for the nine months ended September 30, 2011. Cash flow used in operating activities during the current period can be attributed to net losses from operations.

We expect to continue to generate negative cash flows used in operating activities until such time as we fully commercialize the Technology. As a result, we expect that our financial position will decrease until we are able to increase of operating revenues through additional sales or licenses of our Technology.

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For the period from inception until December 31, 2011, the Company’s cash flow used in operating activities was approximately $18,593,000. Cash flows used in operating activities for the year ended December 31, 2011, were approximately $3,772,000, compared to approximately $3,927,000 for the year ended December 31, 2010. The cash flow used in operating activities during the current period was primarily due to net losses.

For the period from inception until September 30, 2012, the Company’s cash flow used in investing activities was approximately $911,000.

These cash flows have been supported during the period since inception by the Company’s shareholders through both capital injections and shareholder loans. We expect to continue to have cash flow provided by financing activities if the Company is able to complete new rounds of financing as it seeks to increase the level of commercialization of the Technology. We have no agreement with our principal shareholder that funded our losses prior to September 30, 2012, or with any other shareholder, to provide us with additional funds. There is no certainty that the shareholders that funded our working capital needs in the past will do so in the future.

The Company does not expect to pay cash dividends in the foreseeable future.

The Company has plans to increase the number of employees to meet the anticipated demand on wider commercialization for the Technology.

Off Balance Sheet Arrangements

As of September 30, 2012, the Company had no off-balance sheet arrangements.

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ITEM 3. PROPERTIES

SPHSA leases two premises in South Africa under separate operating leases. One is an office facility of approximately 1500 square feet in Cape Town, South Africa which houses the management of the business, and the other is a workshop of approximately 3550 square feet also located near Cape Town, South Africa. The lease for the office facility expires on February 28, 2014. The lease for the workshop facility expires November 30, 2012. We believe that there is adequate alternative space for a workshop in a location which is convenient to us if we are not able to extend the lease for the workshop facility.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our outstanding Common Stock as of the date of the Share Exchange by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 402(m) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group.  Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of the Share Exchange are deemed to be beneficially owned and outstanding for purposes of computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.  An asterisk (*) denotes less than 1%.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent Beneficially Owned (1)

Trinity Asset Management (Proprietary) Ltd. (2) Block F, the Terraces, 1 Silverwood Close, Steenberg Office Park, Tokai, Cape Town, South Africa	3,094,737	13.28%
RD Active Capital Ltd. (3) 133 Brewhouse Lane Putney London, England SW15 2JX United Kingdom	3,000,000	11.45%
Guy Kebble P.O. Box 71, Milnerton, Cape Town, South Africa, 7435	1,000,000	4.29%
Stephen Robinson Dammstrasse 19, CH-6301, Zug, Switzerland	813,637	3.49%

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Nigel Brunette P.O. Box 71, Milnerton, Cape Town, South Africa, 7435	-	*
Stephen Miller P.O. Box 71, Milnerton, Cape Town, South Africa, 7435	682,670	2.93%
All Directors and Officers as a Group (4 persons)	2,496,307	10.71%
*Less than 1%

(1)	Based on the sum of (a) 23,307,184 shares issued and outstanding as of the Share Exchange, and (b), as to each listed beneficial owner, any additional rights to acquire shares of our Common Stock that are exercisable within the 60 days after the date of the Share Exchange.

(2)	Comprised of 3,094,737 shares of our Common Stock acquired by the named beneficial owner under the Subscription Agreement.

(3)	Comprised of 100,000 shares of our Common Stock that has been purchased as of the date of the Share Exchange, 200,000 shares that remained to be purchased as of that date and 2,700,000 shares as to which RD Active Capital holds the right to purchase under the subscription agreement referred to above under "Additional Subscription Agreement for Shares."

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

In connection with the Share Exchange, our board of directors will be reconstituted by the resignation of Ms. Yambamrung and Mr. Bousing from their roles as directors of SurePure US and the appointment of Nigel Brunette, Guy Kebble, and Stephen Robinson as directors (of whom only Mr. Robinson was a director of SPI immediately prior to the Share Exchange).  Our executive management team was also reconstituted following the resignation of Ms. Yambamrung as the Company’s president and treasurer by the appointment of Guy Kebble as the Company’s president and chief executive officer, Stephen Robinson as the Company’s chief financial officer and chief accounting officer and Stephen Miller as the Company’s vice president-sales and marketing.

The Company

The following table sets forth the names and ages of the Company’s current directors and executive officers. At this time our board of directors has no nominating or compensation committee.

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Name	Age	Position with the Company	Officer/Director Since
Ratree Yambamrung	33	Director	October 15, 2008
Nigel Brunette	59	Director; Chairman*	January 6, 2013
Guy Kebble	46	Chief Executive Officer	January 6, 2013
		President
		Director*
Stephen Robinson	49	Chief Financial Officer; Chief Accounting Officer	December 12, 2012
		Treasurer
		Secretary
		Director*
Stephen Miller	50	Vice President-Sales and Marketing	December 12, 2012

(1)	We expect that Mr. Brunette, who was appointed as a director on December 12, 2012 upon the completion of the Share Exchange, will not take office until on or about January 3, 2013.

(2)	We expect that Mr. Kebble, who was appointed as a director on December 12, 2012 upon the completion of the Share Exchange, will not take office until on or about January 3, 2013.

Our directors and executive officers hold office until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified.  Our executive officers are employed by us on full time basis and are appointed by the board of directors and serve at the discretion of the board. Other than as disclosed below, there are no family relationships among our directors and executive officers.

Term of Office

Each director serves for a term of one year or until his successor is elected at the annual shareholders’ meeting and is qualified, subject to removal by the shareholders.  Each officer serves until our board of directors terminates his appointment.

Agreements and Understandings

Our executive officers have entered into employment or consulting contracts with SPO and SPMSA. The terms and conditions of those agreements are described more fully below under “Executive Compensation--Employment and Consulting Agreements.”

Except as disclosed above, there is no arrangement or understanding between any of our directors and officers, and any other person, pursuant to which he serves as our officer or director.

Background and Business Experience

The business experience during the past five years of the person(s) listed above is as follows:

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Stephen Robinson — Upon the closing of the Share Exchange on December 12, 2012, Stephen Robinson became a member of our board of directors and our chief financial officer. Prior to the Share Exchange, Mr. Robinson served as chief financial officer of the SurePure group of companies since January 2008. Mr. Robinson also is a member of the board of directors of each of the companies in the SurePure group. Mr. Robinson’s role incorporates the following key areas of responsibility: finance and accounting support, legal and compliance; governance and operational support.

Mr. Robinson is a Chartered Accountant and attained his Bachelor of Accounting degree from the University of the Witwatersrand in South Africa in 1989. He has been registered with the South African Institute of Chartered Accountants since 1990. Mr. Robinson has over 20 years of financial executive experience in the mining and technology sectors during which he acquired wide ranging financial and general management skills honed in international corporate and medium sized companies in the Technology, Mining, Manufacturing, Logistics and Shared Service sectors. From September 2004 through July 2007, Mr. Robinson was employed as group finance manager for the Trans Hex Group Ltd., a South African diamond mining concern.

Mr. Robinson was appointed as a member of the board of directors due to his strong experience in management, structuring and finance planning of international businesses. In addition to his extensive familiarity with SurePure group of companies, he had been employed by Samancor (then part of the BHP Billiton Group) for ten years where he became group finance manager and was involved with international joint ventures, corporate treasury and international reporting, as well as the corporate governance and risk management portfolios. For two years, he was employed by the largest mining section in the Anglo Platinum Group to develop and manage a multidisciplinary services unit, which deployed logistical, engineering, financial and human resources support to four key operating units accounting for a substantial portion of Anglo Platinum’s outputs. Mr. Robinson is a citizen of the United Kingdom and a resident of Switzerland.

Guy Kebble — On or about January 3, 2013, Guy Kebble will become a member of our board of directors. Mr. Kebble has become our group chief executive officer and our president as of the date of the closing of the Share Exchange. Prior to that date, he served as the chief executive officer and a director of SPHSA and SPMSA since the inception of the SurePure business in 2005, both of which companies are variable interest entities of SurePure US. Mr. Kebble’s role at SurePure incorporates the following key areas of responsibility: shareholder interaction, strategic development, brand and market assessment, key stakeholder relationships and team building.

Mr. Kebble began his career in 1990 working for Natal Rugby Union as a professional rugby player. From 1996 to 2004 he managed private property portfolio managed investments. His involvement as a financier in the South African mining business led to the SurePure technology being brought forward as a project. Mr. Kebble is a citizen and resident of South Africa. His enthusiasm, passion and drive have been instrumental in bringing the technology to the current stage of technical development and market awareness. These qualifications, among others, led to the conclusion that Mr. Kebble should serve as a member of our board of directors.

Stephen Miller — Stephen Miller became our group chief marketing officer and the Company’s vice president marketing and sales upon the closing of the Share Exchange on December 12, 2012. Prior to the Share Exchange, Mr. Miller served as chief marketing officer of the SurePure group of companies since October 2008. From October 2005 through September 2008, Mr. Miller was a Group Brand Executive of AVI Limited of Johannesburg, South Africa. Mr. Miller’s role at SurePure incorporates the following key areas of responsibility: brand development, market identification and development, distributor sourcing and management, customer relationship building and support, sales process and support.

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Mr. Miller holds a Bachelors of Arts Honors degree from Rhodes University, Eastern Cape, South Africa. During his business career, Mr. Miller was employed for seven years by Unilever, where he became Marketing Manager for Playtex in South Africa. He also was employed for 10 years by various design houses and managing promotions agencies, including Ogilvy, where he became that company’s strategic planning director for its communications group in South Africa. Mr. Miller gained significant branding experience while serving as the global innovations director for SAB Miller plc where he set innovation strategy, improved innovation competence and created and developed global brands for its constituent companies around the world. In 2008, Mr Miller was voted one of South Africa’s top ten brand builders by The Annual, Southern Africa’s advertising and marketing “bible.” Mr. Miller is a citizen and resident of South Africa.

Nigel Brunette — On or about January 3, 2013, Nigel Brunette will become a member of our board of directors and chairman of our board of directors. Mr. Brunette has over 20 years of experience in the senior management of international businesses and holds two law degrees. Currently he is the chairman of Gold Dragon Resources Corporation of Vancouver, British Columbia, a privately-held business. From 2006 to 2010 he served as the independent chairman of Simmer & Jack Mines Limited of Johannesburg, South Africa and First Uranium Corporation of Toronto, Canada. He also served as a director of Fralex Limited and Randgold and Exploration Limited, both of which were listed on the Johannesburg Stock Exchange, as well as several private companies. Prior to 1998, Mr. Brunette was a senior banker with Rand Merchant Bank, Johannesburg, South Africa. Currently, Mr. Brunette is self-employed and operates significant farming operations in the Eastern Cape Province of South Africa. Mr. Brunette is a citizen and resident of South Africa.

Family Relationships

None of our officers or directors is related to any other officer or director.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of SurePure US, SPI or any its subsidiaries, and no person who is expected to become a director of SurePure US in January 2013, has:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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•	been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

We are not currently a “listed company” under SEC rules and are therefore not required to have a board comprised of a majority of independent directors or separate committees comprised of independent directors.   We use the definition of “independence” under Rule 5605 of the Nasdaq Stock Market Rules, as applicable and as may be modified or supplemented from time to time and the interpretations thereunder, to determine if the members of our board are independent.  In making this determination, our board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported in this Report under the caption “Certain Relationships and Related Transactions.”  The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent.  On the basis of such review and its understanding of such relationships and transactions, our board is expected to determine that of our board members only When he begins his service as a director, Mr. Brunette will be an independent director.

Board Committees

 Audit Committee

The primary functions of the Audit Committee are to: (a) review the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitor the integrity of such financial reports; (b) review the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (c) review the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company; (d) monitor compliance with legal regulatory requirements; (e) monitor the independence and performance of the Company’s registered independent public accounting firm; and (f) provide effective communication between the board, senior and financial management and the Company’s registered independent public accounting firm.

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 The sole member of our Audit Committee will be Nigel Brunette, when Mr. Brunette begins to serve as a director. As noted above, we believe that Mr. Brunette meets the independence criteria for directors set forth under the Nasdaq Stock Market Rules and the additional independence criteria for members of audit committees specified in Rule 5605 of the Nasdaq Stock Market Rules and Rule 10A-3 under the Exchange Act.  We also believe that Mr. Brunette is financially literate under the definition of the Nasdaq Stock Market Rules and qualifies as an “audit committee financial expert,” as such term is defined by the rules of the Commission.

 Executive Compensation, and Director Nomination and Corporate Governance Function

 We do not have a compensation committee, nominating or corporate governance committee and the functions customarily delegated to such committees will be performed by our independent director.  In addition, we do not have any charter that relates to the functions traditionally performed by such committees.  Our board of directors is expected to appoint a compensation committee and nominating and governance committee, and to adopt charters relative to each such committee, in the future.

ITEM 6. EXECUTIVE COMPENSATION

In determining executive compensation, we consider the skills and added value of the individuals concerned, as well as relative cost of living and the statutory requirements in the jurisdiction in which the individual provides his services. Since our executives provide their services to various of our subsidiaries, in some cases we use multiple employment contracts. As of July 1, 2012, we introduced updated remuneration levels, resulting in a 15 – 20% reduction in executive compensation from that date. In addition, to ensure a smooth transition to full commercialization, the executives and the Company have agreed to a minimum term of employment through December 31, 2014.

Summary Compensation Table

The following table sets forth, for the periods indicated, all of the compensation awarded to, earned by or paid to (i) each individual serving as a principal executive officer of SPI or any of the subsidiaries or related operating entities of SPI during our last completed fiscal year; and (ii) each other individual that served as an executive officer or significant employee of SPI or any of the subsidiaries or related operating entities of SPI at the conclusion of the fiscal year ended December 31, 2011 and who received in excess of $100,000 in compensation during such fiscal year (collectively, the “named executive officers”).

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Name and Principal Position	Year	Salary	Bonus	Total
Ratree Yabamrung, Director, Presidient and Treasurer (1)	2011 2010	$2,400 $20,400	- _	$2,400 $20,400
Kotchaporn Bousing, Director and Secretary (1)	2011 2010	- -	- -	- -
Guy Kebble, Director, President and Chief Executive Officer (2)	2011 2010	$360,000 $330,000	$40,000 $30,000	$400,000 $360,000
Stephen Robinson, Director and Chief Financial Officer (3)	2011 2010	$560,817 $425,085	$40,000 $37,851	$600,817 $462,936
Stephen Miller, Vice President-Sales and Marketing Manager (4)	2011 2010	$284,000 $262,000	$40,000 $22,000	$324,000 $284,000

(1)	No longer serves as an officer of SurePure US as of the Share Exchange.
(2)	Has served as chief executive officer of the companies controlled by SPI and as Chairman of SPMSA since January 1, 2010.
(3)	Has served as chief financial officer of the companies controlled by SPI and as the sole director of SPI, SPO and SPP and as a director of SPMSA and SPHSA since January 1, 2008.
(4)	Has served as sales and marketing manager for SPO and SPMSA since October 1, 2008.

In 2012, Messrs. Kebble, Miller and Robinson agreed to reduce their compensation effective July 1, 2012. As a result, their respective compensations are now paid at the annual rates of $300,000 for Mr. Kebble, $415,000 for Mr. Robinson and $264,000 for Mr. Miller.

Employment and Consulting Agreements

Guy Kebble and SPMSA entered into an updated Service Agreement dated July 1, 2012, under which SPMSA appointed Mr. Kebble as a permanent employee in the position of chief executive officer. The appointment is of infinite duration, but may be terminated either by the employer or by Mr. Kebble on not less than three months’ prior written notice to the other and may also be summarily terminated by the employer if the executive commits a material breach of his contractual obligations under the agreement or in any circumstances justifying such termination at law. As chief executive officer, Mr. Kebble is to report to the board of directors. His compensation under the agreement is ZAR 960,000 per annum (approximately $114,000) and is to be reviewed annually by the board of directors with a view to granting inflation-related or other increases. Mr. Kebble is also to be reimbursed for expenses incurred on behalf of SPMSA. The agreement provides for 20 days of vacation per year.

Mr. Kebble also has entered into an updated Consulting Agreement with SPO, dated July 1, 2012, under which he provides his services as an independent contractor to develop markets globally for those products and services marketed by SPO and to provide such other assistance to SPO as agreed with the directors of SPO from time to time. Under this agreement, Mr. Kebble has agreed to serve as the chief executive officer of SurePure US and its subsidiaries. Mr. Kebble’s remuneration from SPO is $186,000 per annum paid in equal monthly installments. Either party to the consulting agreement may terminate it for convenience on three months’ prior written notice. SPO has the right to terminate the agreement for cause with immediate notice. The agreement further provides that during the term of the agreement and for one year after the completion of his services to SPO, Mr. Kebble will not provide any services relating to the products or services of SPO to its clients. The agreement further provides that Mr. Kebble may not disclose any of SPO’s confidential information or other trade secrets and may not solicit or contact any employee, advisor or other individual working on behalf of clients in connection with SPO’s products or services for the purpose of obtaining or executing new work for the same 12-month period. The agreement is governed by Swiss law.

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Stephen Robinson has entered into an updated Employment Agreement with SPO, dated July 1, 2012, under which he is employed as the chief financial officer of SPO. In performing his duties, Mr. Robinson reports to the chief executive officer and board of directors of SPO. His duties are to be determined by the board of directors and include those normally associated with the position of chief financial officer. Subject to provisions of applicable law which permit termination for cause, Mr. Robinson’s appointment may be terminated either by SPO or by Mr. Robinson on not less than three months’ prior written notice to the other. Mr. Robinson’s remuneration from SPO is CHF 396,000 (approximately $415,000) per annum paid in equal monthly installments and is to be reviewed annually by the board of directors with a view to granting inflation-related or other increases. In addition, the employer agrees to make contributions for social security and other compulsory expenses, plus the cost of certain airfare, and other local travel expenses in Switzerland. Mr. Robinson also is entitled to receive an allowance of CHF 500 (approximately $525) per month. The agreement further provides that Mr. Robinson may not disclose any of SPO’s confidential information or other trade secrets.

Stephen Miller and SPMSA entered into a Service Agreement, dated July 1, 2012, under which SPMSA appointed Mr. Miller as a permanent employee in the position of sales and marketing executive. The appointment has no termination date but may be terminated either by SPMSA or by Mr. Miller on not less than three months’ prior written notice to the other and may also be summarily terminated by the employer without compensation if the executive commits a material breach of his contractual obligations under the agreement or in any circumstances justifying such termination at law. Mr. Miller’s duties are those ordinarily associated with the sales and marketing manager of a company and he reports to the chief executive officer of SPMSA. His compensation under the agreement is ZAR 960,000 per annum (approximately $114,000) and is to be reviewed annually by the board of directors with a view to granting inflation-related or other increases. Mr. Miller is also to be reimbursed for expenses incurred on behalf of SPMSA. The agreement provides for 20 days of vacation per year.

Mr. Miller also has entered into a Consulting Agreement with SPO, dated July 1, 2012, under which he provides his services as an independent contractor to develop markets globally for those products and services marketed by SPO and to provide such other assistance to SPO as agreed with the chief executive officer of the group from time to time. Mr. Miller’s remuneration from SPO is $150,000 per annum paid in equal monthly installments. Either party to the consulting agreement may terminate it for convenience on three months’ prior written notice. SPO has the right to terminate the agreement for cause without notice. Mr. Miller has agreed that during the term of the agreement and for one year after the completion of his services to SPO, he will not provide any services relating to SPO products or services to clients of SPO’s business. The agreement further provides that Mr. Miller may not disclose any of SPO’s confidential information or other trade secrets and may not solicit or contact any employee, advisor or other individual working on behalf of clients in connection with SPO’s products or services for the purpose of obtaining or executing new work for the same 12-month period. The agreement is governed by Swiss law.

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Outstanding Equity Awards at Fiscal Year-End

We adopted the 2012 Nonqualified Stock Option Plan (the “2012 Stock Plan”) on December 11, 2012. There are no outstanding grants under the 2012 Stock Plan as of the date of this Current Report.

2012 Stock Option Plan

 In December of 2012, our directors and a majority of our shareholders, acting by written consent, approved the 2012 Stock Plan. We currently have no options to purchase shares of our Common Stock issued and outstanding under the 2012 Stock Plan, and we have reserved 3,000,000 shares of our Common Stock for future issuance under the 2012 Stock Plan. We intend not to grant any options under the Plan until a date which is 20 days after the date on which we have mailed to our shareholders of record as of October 31, 2012 an information statement that describes the action taken by a majority of our shareholders, acting by written consent, with respect to the Plan.

The 2012 Stock Plan authorizes the granting of non-qualified stock options to our directors and to any independent consultants.  The Plan will be administered by our board, or a committee appointed by our board (in either case, the “Committee”).  The Committee may determine persons eligible for grants and the timing, type, amount, fair market value and other provisions of such grants. The Committee will have authority, subject to the express provisions of the Plan, to construe the Plan and the option agreements granted pursuant to the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to promote the best interests of the Company.  Our board may suspend or terminate the Plan at any time.

The Plan provides that the determination of the option price per share for any option rests in the sole and unfettered discretion of the Committee. Options granted under the Plan must be granted within ten years from the date on which the Plan has been adopted.  No options granted under the Plan may be exercisable after ten years from the date of grant.  The Committee may establish installment exercise terms for an option such that the option becomes fully exercisable in a series of accumulating portions. The Committee may also accelerate the exercise of any option. Options may be exercised by delivery of a written notice of exercise and payment of the full price of the Common Stock underlying the option. The exercise price of an option may be paid in cash, or, at the discretion of the Committee, through the delivery of fully paid and nonassessable shares of Common Stock having an aggregate fair market value as of the date of exercise equal to the option price, or by a combination of both. The Committee has the right to determine acceptable methods for tendering shares of shares of Common Stock as payment upon exercise and may impose such limitations and prohibitions on the use of Common Stock to exercise an option as it deems appropriate. With the consent of the optionee, the Committee may cancel any options issued under the Plan and issue a new option to the optionee. Except by will or the laws of descent and distribution, or with the written consent of the Committee, no optionee may assign his interest in any option and no interest of any optionee in a stock option may become subject to any lien or obligation of the optionee. Options shall be exercisable during the optionee's lifetime only by the optionee or his assignees or by the duly appointed legal representative of an incompetent optionee or after the optionee's lifetime only by the duly appointed legal representative of the deceased optionee.

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If the Company becomes a party to any merger, consolidation, reorganization or sale of assets, each outstanding option applies to the securities or property which a holder of the Company’s Common Stock be entitled to receive pursuant to such transaction. Whenever a change in control occurs, certain optionees are entitled to receive, in lieu of the exercise of their options, a cash payment equal to the difference between the exercise price of the option and the final offer price per share paid for common stock or such lower price as the Committee may determine to conform an option to preserve its status or the aggregate fair market value of the Common Stock underlying the stock options.

At any time and from time to time the Company’s board of directors may suspend or terminate the Plan in whole or in part or amend the Plan in such respects as the board may deem appropriate and in the best interest of the company. No amendment, suspension or termination of the Plan shall, however, without the optionee's consent, alter or impair any of the rights or obligations granted under the Plan.

Each option granted under the plan is to be embodied in a written stock option agreement and shall be signed by the optionee and an officer of the Company. Option agreements are to be subject to applicable provisions of the Plan and such other provisions as the Committee may adopt.

The Plan will terminate on December 9, 2022.

Director Compensation

We have not awarded any compensation to the members of our board of directors who took office beginning with the Share Exchange, nor have we yet determined any policy for the payment of compensation to our directors in their capacities as directors. During the remainder of 2012 and thereafter, we expect to make grants of options under the 2012 Stock Plan to all directors.

Our directors have been, and will continue to be, reimbursed for the reasonable out-of-pocket costs incurred by them in connection with travel to and from board meetings.

Code of Ethics

SurePure US has a Code of Ethics and Business Conduct (the “Code”) that applies to all directors, officers and employees, which will be posted on its website or can be obtained by writing to us at 405 Lexington Avenue, 25th/26th Floor, New York, New York 10174 c/o Corporate Secretary.  All of our directors, officers and employees are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them.  The Company will post any amendments to the Code, as well as any waivers that are required to be disclosed by the rules of the Commission, on the Company’s web site.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since 2007, XOptics has been the majority shareholder of SPI and since March 2011 has been a shareholder of SurePure US. Immediately prior to the Share Exchange, XOptics owned 673,770 shares of our Common Stock, or approximately 2.89% of our issued and outstanding Common Stock immediately after the closing of the Share Exchange. As part of the Share Exchange, XOptics also agreed to acquire 22,765,447 shares of our Nonvoting Convertible Preferred Stock, which, subject to the limitations and conditions set forth therein, will be convertible into 22,765,447 shares of our Common Stock. If all conditions precedent to the pending acquisition of SPHSA under the Acquisition Agreement are satisfied or waived and the pending acquisition of SPHSA is completed, XOptics will be able to exchange shares of SPHSA for 8,389,835, and, assuming that it neither sold nor otherwise transferred any shares, XOptics will then hold a total of 31,155,282 shares of our Nonvoting Convertible Preferred Stock. For additional information relating to the rights and limitations of our Nonvoting Convertible Preferred Stock, and the condition to be satisfied before the shares can be issued, see “Shares of Our Nonvoting Convertible Preferred Stock” under Item 1.01 above in this Report. Also, we believe that, effective as of the Share Exchange, as a result of a change in control of XOptics, XOptics no longer is affiliate or related party of SurePure US.

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Since January 1, 2009, XOptics has engaged in a series of transactions with our shareholders, with SPI and its subsidiaries, with other shareholders of SPI and its subsidiaries and with officers and directors of SPI. The following generally describes those transactions:

Transactions between XOptics and Certain of the Shareholders of SurePure US

On or about March 3, 2011, XOptics purchased 2,906,937 shares of our Common Stock (after giving effect to the 15.2:1 stock split that we effected on June 14, 2011) from our shareholders in a resale by those shareholders under our registration statement which was initially filed with the Commission on March 23, 2009. The aggregate purchase price for the shares was $145,347, and XOptics paid the purchase price to the selling shareholders in cash from its working capital.

In the second and third quarters of 2011, XOptics sold 1,857,000 of our shares in approximately 19 transactions at prices ranging from $1.00 to $1.25 per share for aggregate proceeds of approximately $1,970,500. None of the buyers of the shares were persons who were U. S. Persons (as defined in Regulation S promulgated by the Commission) or were resident in the United States. Upon completing a sale of shares on June 15, 2011, XOptics held less than 5% of our outstanding shares of common stock.

During the fourth quarter of 2011 and the first four months of 2012, XOptics sold a total of 376,167 shares of our Common Stock in approximately 11 transactions at prices ranging from $1.10 to $1.26 per share for aggregate proceeds of approximately $425,400. None of the buyers of the shares were persons who were U. S. Persons or were resident in the United States. XOptics has not sold any shares of our Common Stock since April 2012.

As a result of the foregoing sale transactions, as of June 30, 2012, XOptics beneficially owned 673,770 shares of our Common Stock.

Transactions between XOptics and SPI and its Subsidiaries

In October 2007, XOptics and its 100%-owned subsidiary SPP purchased 18,360,000 shares of the common shares of SPI for approximately $174,000, or approximately $0.01 per share, as part of the initial capitalization of SPI.

In September 2008, XOptics acquired an additional 163,347 shares from SPI at a price of $2.45 per share.

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In December 2010, as part of a sale of 2,781,818 shares to its then existing shareholders at $0.01 per share in proportion to their shareholdings at that time, SPI sold 1,298,182 of its common shares to XOptics and 370,909 of its common shares to SPP.

From time to time since January 1, 2011, XOptics has advanced funds to SPI. The advances were not documented and did not state either a rate of interest or maturity date. There was, however, a written subordination agreement that provided that the advances would not be classified as current liabilities of SPI or be payable within one year if doing so would have caused SPI to be considered insolvent. The advances made were as follows:

Quarter and Year	Amount of Advance
2nd Quarter 2011	$1,686,815
3rd Quarter 2011	$370,000
4th Quarter 2011	$1,084,523
1st Quarter 2012	$894,500
2nd Quarter 2012	$1,043,500
3rd Quarter 2012	$0
Total	$5,079,338

The loan balance was reduced by a loan conversion of $1,390,130 for 1,390,130 shares of SPI in November 2011 and was paid in full by the conversion of the remaining balance of $3,689,208 into 7,378,416 common shares of SPI at the rate of $0.50 per share in July 2012. For additional information relating to the July 2012 conversion of these advances into shares, see “Conversion of SPI Shareholder’s Loan” under “Recent Financings and Acquisition Transactions” above in this Report.

During the first five months of 2012, XOptics also purchased from three shareholders $300,000 of SPI’s loans outstanding to those other shareholders. None of the shareholders that sold the loans to XOptics were affiliates of XOptics. The acquired loans were included in the loan balance that was converted in July 2012.

Contemplated Transactions between XOptics and the Majority Shareholder of SPHSA

Contingent upon and prior to the closing of the pending acquisition of SPHSA, which is expected to occur during the first half of 2013 if all governmental approvals are obtained, XOptics plans to acquire 8,389,835 shares of SPHSA from the majority shareholder of that company for a consideration to be negotiated between the majority shareholder and XOptics. The 8,389,835 shares include shares of SPHSA received on the conversion of loans that the majority shareholder had made to SPHSA since 2005. Under the terms of the Amended and Restated Share Exchange Agreement, as assumed by us at the time of the Share Exchange, XOptics will then be entitled to receive 8,389,835 shares of our Nonvoting Convertible Preferred Stock, which will bring its total holdings to 31,155,282 shares of Nonvoting Convertible Preferred Stock. For additional information relating to these transactions, see “Pending Acquisition of SPHSA” under “Recent Financings and Acquisition Transactions” above in this Report.

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Ownership of Our Shares by XOptics Immediately Post-Share Exchange

As of the Share Exchange, XOptics beneficially owned 22,765,447 common shares of SPI. Upon the closing of the Share Exchange, and upon the filing with the Secretary of State of Nevada of documents required to authorize an increase to our shared of preferred stock, these shares were exchanged for an equivalent number of our shares of Nonvoting Convertible Preferred Stock.

The terms of our Nonvoting Convertible Preferred Stock provide that no holder of shares of our Nonvoting Convertible Preferred Stock which, on a fully converted basis, and when combined with shares of our Common Stock, would constitute the holder thereof the beneficial holder of more than 5.0% of shares of our Common Stock, may enter into any transaction with SurePure US or any subsidiary of SurePure US without the prior approval of a majority of the independent directors of SurePure US or, if there are no independent directors of SurePure US, the prior approval of a majority of the shares of our Common Stock not owned by the beneficial holder in question and its affiliates. For additional information relating to the rights and limitations of the shares of our Nonvoting Convertible Preferred Stock that XOptics holds, see “Shares of Our Nonvoting Convertible Preferred Stock” under Item 1.01 above in this Report.

Transactions by Officers and Directors of SPI

Prior to the Share Exchange and while SPI was a privately-owned company, XOptics made certain transfers of shares to the key executives of the business, and in one case to a family member of a key executive, for no or for nominal consideration. Stephen Robinson, a member of our board of directors and our chief financial officer, acquired 463,637 common shares of SPI from XOptics on December 20, 2010. Stephen Miller, our vice president sales and marketing, also acquired 463,637 shares of SPI from XOptics on December 20, 2010. In February 2011, Mr. Robinson acquired 210,000 common shares of SPI and Mr. Miller acquired 110,000 common shares of SPI from XOptics. As a result of these transfers, after giving effect to the Share Exchange, Mr. Robinson and Mr. Miller owned 673,637 and 573,637 shares respectively of our Common Stock in addition to the 140,000 and 109,033 shares of our Common Stock that they respectively owned prior to the Share Exchange, having acquired these shares directly from SurePure US in March 2011. On November 1, 2012 XOptics transferred 1,000,000 common shares of SPI to Guy Kebble, a member of our board of directors and our chief executive officer, and 70,000 shares of SPI to Oliver Kebble, who is the adult son of Guy Kebble.

Transactions with Trinity Asset Management

In July 2012 SPI entered into the Subscription Agreement with Trinity Asset Management (Pty) Ltd., a South African institutional investor. For additional information regarding the purchases and sales of shares under the Subscription Agreement and regarding the rights and obligations of the parties under the Subscription Agreement, the extent to which performance has been made up to the date of this Report and the obligations that remain to be performed, see “Subscription Agreement for Shares of SPI” under “Recent Financings and Acquisition Transactions” above in this Report.

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Consulting and Employment Agreements

For a more complete discussion of those agreements under which our directors and officers provide their services, see “Employment and Consulting Agreements” under “Executive Compensation” above in this report.

ITEM 8. LEGAL PROCEEDINGS

We are not involved in any material legal proceedings that are pending as of the date of this Report. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Currently, SPHSA is the subject of a lawsuit relating to a license of equipment in South Africa in which a settlement has been agreed but has not yet been completed. Litigation is subject to inherent uncertainties, and adverse results in contested matters that may arise from time to time may harm our business.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.

Market for our Common Stock

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “SURP.”   The Company stock began trading on January 30, 2011.   The table below sets forth the high and low bid prices for our common stock for the period indicated as reported on the OTCBB website. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

	Common Stock	Market Price
Quarter Ended	Bid High ($)	Bid Low ($)
September 30, 2012	1.52	0.84
June 30, 2012	1.35	1.00
March 31, 2012	1.38	1.05
December 31, 2011	1.45	1.05
September 30, 2011	1.60	1.45

As of the closing of the Share Exchange, 23,307,184 shares of our Common Stock are issued and outstanding, an additional 22,765,447 shares of our Common Stock are issuable upon the conversion of the issued and outstanding shares of its Nonvoting Convertible Preferred Stock, and an additional 2,900,000 shares of our Common Stock are issuable under the terms and conditions of the Additional Subscription Agreement. We also have reserved 3,000,000 shares of our Common Stock for future issuance under the 2012 Stock Plan. Of the 23,307,184 shares that are issued and outstanding, 9,272,000 shares are held by our pre-Share Exchange shareholders of SurePure US and the remaining 14,035,184 shares are held by shareholders of SPI, including shares purchased under the Subscription Agreement and Additional Subscription Agreement prior to the Share Exchange.

Record Holders

Immediately following the closing of the Share Exchange, there were approximately 75 holders of record of our Common Stock.

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Dividends

Neither SPI nor SurePure US has ever paid or declared any dividends on its common shares. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Equity Compensation Plan Information

As of the date of this Report, no options to purchase any shares of our Common Stock had been issued under the 2012 Stock Plan.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those individuals with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

See Item 3.02 of this Current Report.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

SurePure US is authorized by its Articles of Incorporation to issue an aggregate of 201,000,000 shares of capital stock, of which 200,000,000 are shares of Common Stock, with a par value of $0.001 per share, and 1,000,000 shares are shares of our Nonvoting Convertible Preferred Stock, with a par value of $0.01 per share. Our directors and a majority of our shareholders, acting by written consent, have approved an amendment to our Articles of Incorporation which increases the aggregate number of shares of our capital stock to 231,155,282, of which 200,000,000 shares are shares of Common Stock, and 31,155,282 shares are shares of our Nonvoting Convertible Preferred Stock. Our directors also have approved the Certificate of Designation setting forth the voting rights, designations, preferences, limitations, restrictions and relative rights of our Nonvoting Convertible Preferred Stock. We intend not to file the amendment to our Articles of Incorporation or the Certificate of Designation, or to issue the shares of our Nonvoting Convertible Preferred Stock under the Amended and Restated Share Exchange Agreement, until a date which is 20 days after the date on which we have mailed to our shareholders of record as of October 31, 2012 an information statement that describes the action taken by a majority of our shareholders, acting by written consent, with respect to the increase in authorized preferred shares.

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SurePure US currently has 23,307,184 shares of its Common Stock issued and outstanding and an additional 2,900,000 shares of its Common Stock that remain issuable under the terms and conditions of the Additional Subscription Agreement.   When SurePure US has filed the amendment to its articles of incorporation to increase the number of its authorized shares, an additional 31,155,282 shares of its Common Stock will become issuable upon the conversion of the issued and outstanding shares of its Nonvoting Convertible Preferred Stock, SurePure US has also reserved 3,000,000 shares of its Common Stock for future issuance under the 2012 Stock Plan.  See “Executive Compensation - 2012 Stock Option Plan” above for further information.

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our Articles of Incorporation and bylaws and by the provisions of applicable law.

Common Stock

All outstanding shares of our Common Stock are of the same class and have equal rights and attributes. The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company.  The holders of a majority of the outstanding shares of Common Stock constitute a quorum at a meeting of shareholders for the transaction of any business.  Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action is authorized by a majority of the votes cast, except where the Nevada Corporations Code prescribes a different percentage of votes and/or a different exercise of voting power.

All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the board of directors out of funds legally available. In the event of liquidation, the holders of our Common Stock are entitled to share ratably all assets remaining after payment of all liabilities. The holders of our Common Stock do not have cumulative or preemptive rights.

Preferred Stock

As of the closing of the Share Exchange, our shareholders had consented to increase the number of authorized shares of our preferred stock to 31,155,282. Upon the filing of the certificate of amendment to our articles of incorporation, which is expected to occur on or about January 12, 2013, 22,765,447 shares of our preferred stock will be outstanding as shares of our Nonvoting Convertible Preferred Stock.  The preferences, qualifications, rights, and restrictions of our Nonvoting Convertible Preferred Stock are described above under "Shares of our Nonvoting Convertible Preferred Stock.”  At such time as all of the shares of Nonvoting Convertible Preferred Stock are converted, we may file a certificate of withdrawal, in which case the Nonvoting Convertible Preferred Stock will be retired and returned to the status of authorized but unissued shares of the our undesignated preferred stock. The remaining 8,389,835 shares of our preferred stock will be issued as Nonvoting Convertible Preferred Stock contingent upon the completion of the pending acquisition of SPHSA contemplated by the Acquisition Agreement. For additional information relating to the pending acquisition of SPHSA, see “Pending Acquisition of SPHSA” under “Recent Financings and Acquisition Transactions” above in this Report.

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We do not have any current plans to issue any shares of preferred stock following the conversion of the shares of our Nonvoting Convertible Preferred Stock.  Nevertheless, the issuance of shares of preferred stock, or the issuance of rights to purchase preferred stock, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of our shareholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of our Common Stock. Although prior to issuing any series of preferred stock, our board is required to make a determination as to whether the issuance is in the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of authorized preferred stock, unless otherwise required by law or applicable stock exchange requirements.

Registration Rights

In connection with the purchases of shares of our Common Stock by the investor under the Subscription Agreement, we agreed to file a registration statement to permit the resale of the shares of our Common Stock issued to the investor by us in the Share Exchange. Similarly, in connection with the purchases of Common Stock under the Additional Subscription Agreement, we have agreed to file a registration statement to permit the resale of the shares of our Common Stock purchase by the investment manager and other purchasers under that agreement.  For additional information relating to our obligations with regard to registration of shares, see “Subscription Agreement for Shares” and “Additional Subscription Agreement for Shares” under “Recent Financings and Acquisition Transactions” above in this Report.

Transfer Agent

Vstock Transfer LLC, 77Spruce Street, Suite 201, Cedarhurst, NY 11516 is the transfer agent and registrar for our Common Stock.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls unless there is a provision in the corporation’s articles of incorporation that provides for greater individual liability.

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Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or if the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

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Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. The bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosures made under Item 1.01 of this Current Report in the Section “Amended and Restated Share Exchange Agreement” and under Item 2.01 of this Current Report on Form 8-K in the sections “Recent Financings and Acquisition Transactions” and “Certain Relationships and Related Transactions” above in this Report. For the reasons stated in those sections, in particular that the securities were issued in transactions outside of the United States with persons who are not “U.S. Persons,” the issuance and sale of the shares of SPI prior to the Share Exchange and the issuance and sale of the shares of our Common Stock and Nonvoting Convertible Preferred Stock as part of the Share Exchange, as well as shares of our Common Stock issued under the Subscription Agreement and the Additional Subscription Agreement referred to above under Item 2.01 above in this Current Report, and the shares of our Common Stock and Nonvoting Convertible Preferred Stock that will be issued contingent upon the closing of the pending acquisition of SPHSA, were and will be exempt from registration pursuant to Regulation S promulgated under, the Securities Act. We understand that reliance on those representations that our shareholders and investors made to us do not guarantee compliance with Regulation S.

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Additionally, for the reasons that the shares of our Common Stock and Nonvoting Convertible Preferred Stock were issued to a limited number of sophisticated investors meeting the definition of “accredited investor” under Regulation D in private transactions in which no general solicitation occurred, the issuance and sale of the shares of our Common Stock and Nonvoting Convertible Preferred Stock as part of the Share Exchange, as well as the issuance and sale of both SPI’s shares and the shares of our Common Stock issued under the Subscription Agreement and the Additional Subscription Agreement referred to above under Item 2.01 above in this Current Report, as well as the shares of our Common Stock and Nonvoting Convertible Preferred Stock that will be issued contingent upon the closing of the pending acquisition of SPHSA, also were and will be exempt from registration pursuant to Section 4(2) and Regulation D.

Item 4.01	Changes in Registrant’s Certifying Accountant

On December 12, 2012, our board of directors dismissed Seale & Beers CPAs (“S&B”) as our independent registered public accounting firm. Our board of directors immediately engaged Rosen Seymour Shapss Martin & Company LLP (“RSSM”) as our independent registered public accounting firm, effective as of December 12, 2012.  RSSM was the US independent registered public accounting firm of SPI prior to the Share Exchange and, given that our sole line of business is conducted through our wholly-owned subsidiary, our board of directors concluded that RSSM should serve as our independent registered public accounting firm.

S&B’s report on SurePure US’s financial statements for each of the past two fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The reports of S&B, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2011 and 2010 and the subsequent interim periods, there were no: (i) disagreements with S&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of S&B, would have caused S&B to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On December 20, 2012 the Company provided S&B with a copy of this Item 4.01 of the Original Filing and requested that S&B furnish us a letter addressed to the Commission stating whether S&B agreed with the statements made above in this Item. We filed a copy of S&B’s letter to us in response as Exhibit 16.2 of a separate Current Report filed on December 21, 2012.

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During the fiscal years ended December, 31 2011 and 2010 and the subsequent interim periods, neither SPI nor anyone acting on its behalf consulted S&B regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth above under Item 2.01 of this Current Report including the disclosure under the caption “The Share Exchange—Change of Control.”

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the closing of the Share Exchange on December 12, 2012, Ms. Ratree Yambamrung resigned as a director of the Company and Ms. Kotchaporn Bousing resigned as a director and executive officer of the Company, and Stephen M Robinson was appointed as a director of the Company, all in satisfaction of a condition precedent to the Share Exchange. Reference is made to the disclosure set forth above under Item 2.01 of this Current Report on Form 8-K including the disclosure under the caption “The Share Exchange—Change in Management.”

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2012, SurePure’s board of directors approved an amendment to its articles of incorporation increasing the number of authorized shares of preferred stock from 1,000,000 to 31,155,282 and approved the 2012 Stock Plan. On December 11, 2012, shareholders representing the requisite number of votes necessary to approve the amendment to our Articles of Incorporation took action by written consent, approving the above listed actions.  Our directors have approved the Certificate of Designation setting forth the voting rights, designations, preferences, limitations, restrictions and relative rights of our Nonvoting Convertible Preferred Stock. We intend not to file the amendment to our Articles of Incorporation or the Certificate of Designation or to issue the shares of our Nonvoting Convertible Preferred Stock under the Amended and Restated Share Exchange Agreement until a date which is 20 days after the date on which we have mailed to our shareholders of record as of November 30, 2012 an information statement that describes the action taken by a majority of our shareholders, acting by written consent, with respect to the increase in authorized preferred shares.

Item 5.06	Change in Shell Company Status

As a result of the consummation of the Share Exchange described in Item 1.01 and Item 2.01 of this Current Report on Form 8-K, we ceased to be a shell corporation, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, as of the closing date of the Share Exchange.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of the Businesses Acquired

In accordance with Item 9.01(a), (i) the audited consolidated financial statements of SPI and subsidiaries for the fiscal years ended December 31, 2011 and 2010 and from August 24, 2005 (inception) to December 31, 2011 are filed in this Current Report on Form 8-K as Exhibit 99.1 and (ii) the unaudited consolidated financial statements of SPI and subsidiaries for the six months ended September 30, 2012 and 2011 and from August 24, 2005 (inception) to September 30, 2012 are filed in this Current Report on Form 8-K as Exhibit 99.2.

 (b) Pro Forma Financial Information

Pro forma financial information has been included as Exhibit 99.3 to this Current Report.

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(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Articles of Incorporation of SurePure, Inc., as amended. Incorporated by reference from Exhibit 3 to Form S-1 filed on March 23, 2009, Exhibit 3.1 to Form 8-K filed on July 29, 2011 and Exhibit 3.3 to Form 8-K filed on December 16, 2011.
3.2	Bylaws of SurePure, Inc. Incorporated by reference to Exhibit 3-2 to the registration statement of SOEFL Inc. on Form S-1, as filed with the Securities and Exchange Commission on March 23, 2009.
10.2	Amended and Restated Share Exchange Agreement, dated December 12, 2012, by and among SurePure, Inc. (formerly SOEFL Inc.), XOptics (PTY) Limited and the holders of all shares in SurePure Investment Holdings AG
10.3	Acquisition Agreement, dated August 16, 2012, between SurePure Investment Holding AG and SurePure Holdings South Africa (Pty) Ltd.
10.4	Amendment to Acquisition Agreement, dated November 26, 2012
10.5	2012 Nonqualified Stock Option Plan.
10.6	Subscription Agreement, dated July 23, 2012, between SurePure Investment Holding AG and Trinity Investment Management (Pte) Limited.
10.7	Termination Letter, dated November 22, 2012, from SurePure Investment Holding AG to Trinity Investment Management (Pte) Limited.
10.8	Employment Agreement dated July 1, 2012, between SurePure Marketing South Africa Ltd. and Guy Kebble.
10.9	Consulting Agreement, dated July 1, 2012, between SurePure Operations AG and Guy Kebble.
10.10	Employment Agreement, dated July 1, 2012, between SurePure Operations AG and Stephen Robinson.
10.11	Employment Agreement dated July 1, 2012, between SurePure Marketing South Africa Ltd. and Stephen Miller.
10.12	Consulting Agreement, dated July 1, 2012, between SurePure Operations AG and Stephen Miller.

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10.13	Agreement of Lease dated February 8, 2012, between Anglo African Development (Pty) Ltd. and SurePure Marketing South Africa (Pty) Ltd., effective March 1, 2012 until February 28, 2014, for the premises located at One Lagoon Beach, Unit 204, Lagoon Beach Milnerton, South Africa.
10.14	Memorandum of Agreement of Lease, dated April 25, 2012, between HY Jack Property Holdings CC and SurePure Marketing South Africa Ltd., effective May 1, 2008, for the premises located at 4 Acteon Street, Unit 2, Paarden Eiland, South Africa.
10.15	Agreement of Extension of Lease, dated April 19, 2012, between HY Jack Property Holdings CC and SurePure Marketing South Africa Ltd, effective January 5, 2012 until November 11, 2012, for the premises located at 4 Acteon Street, Unit 2, Paarden Eiland, South Africa.
10.17	Form of Indemnification Agreement.
10.18	Subscription Agreement, dated November 26, 2012, between SurePure Investment Holding AG and RD Active Capital Limited.
16.1	Letter from Seale & Beers CPAs, dated December 12, 2012, regarding change in certifying accountants.
16.2	Letter from Seale & Beers, CPAs, dated December 21, 2012, to the Securities and Exchange Commission.
99.1	SurePure Investment Holding AG consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 and the period from August 24, 2005 (inception) through December 31, 2011
99.2	SurePure Investment Holding AG consolidated financial statements for the nine months ended September 30, 2012 and 2011, and the period from August 24, 2005 (inception) through September 30, 2012 (unaudited)
99.3	SurePure, Inc. unaudited pro forma condensed consolidated financial statements

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE US, INC. (Registrant)

Date: January 25, 2013	B	/s/ Guy Kebble
Guy Kebble
Chief Executive Officer

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